SECOND AMENDED AND RESTATED CONSTRUCTION LOAN AGREEMENT dated as of January 31, 2024 among CARDINAL ETHANOL, LLC and CARDINAL COLWICH, LLC and FIRST NATIONAL BANK OF OMAHA

SECOND AMENDED AND RESTATED CONSTRUCTION LOAN AGREEMENT This Second Amended and Restated Construction Loan Agreement is made as of January 31, 2033 by and among CARDINAL ETHANOL, LLC, an Indiana limited liability company (“Cardinal Ethanol”), CARDINAL COLWICH, LLC, a Kansas limited liability company (“Cardinal Colwich” and along with Cardinal Ethanol, each a “Borrower” and collectively, the “Borrowers”), and FIRST NATIONAL BANK OF OMAHA, a national banking association ("Lender"). WHEREAS, Cardinal Ethanol and Lender are parties to a First Amended and Restated Construction Loan Agreement dated as of June 10, 2013, as amended (as so amended and as in effect prior to the date hereof, the "Current Credit Agreement"), pursuant to which Lender has made the loans and financial accommodations provided for therein available to Cardinal Ethanol; WHEREAS, the Current Credit Agreement amended and restated that certain Construction Loan Agreement dated December 19, 2006 (the “Original Credit Agreement”) among Cardinal Ethanol, Lender, and the other parties thereto; WHEREAS, Borrowers have requested that the Current Credit Agreement be amended and restated on the terms and conditions set forth herein; WHEREAS, it is intended that the indebtedness of Borrowers under this Agreement be a continuation of the indebtedness of Cardinal Ethanol under the Current Credit Agreement, and is not a novation thereof; and WHEREAS, under the terms and conditions of this Agreement, Lender has approved and is extending to Cardinal Ethanol a line of credit in the maximum principal amount of $20,000,000 (the “Revolving Credit Loan”), and a Declining Revolving Credit Loan in the principal amount of $39,000,000 (the "Declining Revolving Credit Loan"), as such Declining Revolving Credit Loan may convert to the APP Term Loan at the APP Loan Conversion as provided for in this Agreement in the then outstanding principal balance of the Declining Revolving Credit Loan at APP Loan Conversion (the “APP Term Loan”), and Lender has approved and is extending to Cardinal Colwich a term loan in the original principal amount of $22,000,000 (the “Term Loan”). NOW, THEREFORE, in consideration of the mutual agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows: ARTICLE I DEFINITIONS Section 1.01. Definitions. For all purposes of this Agreement unless the context otherwise requires, the terms defined below shall have the respective meanings hereinafter specified. “Adjusted EBITDA” means EBITDA less Capital Expenditures and less Permitted Distributions and other distributions permitted under this Agreement, in each case for the applicable reporting period. “Adjusted Prime Rate” means the Prime Rate determined in accordance with this Agreement minus the Applicable Margin at such time applicable to the Revolving Credit Loan,

Declining Revolving Credit Loan, and APP Term Loan, and plus the Applicable Margin at such time applicable to the Term Loan. "Advance" means any loan or other credit extension under the Revolving Credit Loan. "Agreement" means this Second Amended and Restated Construction Loan Agreement, as amended, renewed, restated, replaced or otherwise modified from time to time. “Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrowers, Guarantor, or their Affiliates and Subsidiaries from time to time concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder and the U.K. Bribery Act 2010 and the rules and regulations thereunder. “Anti-Money Laundering Laws” means any and all laws, statutes, regulations, or obligatory government orders, decrees, ordinances, or rules applicable to any Borrower, Guarantor, or their Subsidiaries or Affiliates related to terrorism financing or money laundering, including any applicable provision of the Patriot Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12U.S.C. §§ 1818(s), 1820(b) and 1951-1959). “APP Budget" means the schedule of values and breakdown of hard costs, soft costs and other costs for construction of the APP Improvements in the APP Budget provided to and approved by Lender, as the same may be revised from time to time with the written approval of the Lender. "APP Completion Date" means May 1, 2024, or such other date as is approved in writing by the Lender. "APP Construction Advance" means an advance on the Declining Revolving Credit Loan used to pay for APP Improvements pursuant to the applicable terms of this Agreement and the APP Disbursing Agreement. “APP Construction Advance Maximum Amount” means the maximum amount of APP Construction Advances on the Declining Revolving Credit Loan which may be used by Cardinal Ethanol to finance the APP Improvements, which amount is $39,000,000. “APP Construction Period” means the period from April 1, 2022 to the APP Completion Date during which time the APP Improvements will be constructed and APP Construction Advances will be available to Cardinal Ethanol. "APP Construction Schedule" means the schedule for commencement and completion of the construction of the APP Improvements provided to and approved by the Lender as the same may be revised from time to time with the written approval of the Lender. “APP Disbursing Agreement” means the Disbursing Agreement dated February 28, 2022 among the Lender, Cardinal Ethanol, and Stewart Title Company, as amended, restated, supplemented or otherwise modified from time to time, relating to the disbursement of APP Construction Advances to Cardinal Ethanol. Loan Agreement — Page 2

“APP Improvements” means the construction and installation of advance processing package technological and efficiency improvements to the Project from ICM, Inc. “APP Loan Conversion” has the meaning given to such term in Section 2.04(b)(ii) of this Agreement. "APP Substantial Completion" means the occurrence of all of the following events with respect to the APP Improvements: (a) all APP Improvements are completed other than minor punch list items, are paid for in full free of all mechanic’s, labor, materialmen’s and other similar Lien claims, and the Lender has received a complete and total lien waiver from Contractor of the APP Improvements whose charges exceed $100,000.00 for all labor, materials and services on the APP Improvements or Project; (b) said completion has been certified by the applicable Contractor, Construction Inspector and Cardinal Ethanol, and no material punch-list items remain to be completed; (c) all applicable requirements, rules, orders and regulations of any Governmental Authority, including zoning, land use, building and environmental requirements, rules and regulations, and all private restrictions and covenants, have been complied with or satisfied and that unconditional certificates of occupancy (if required by a Governmental Authority) for all of such APP Improvements have been issued; (d) Cardinal Ethanol has obtained all Permits, and entered into all agreements necessary or appropriate to operate the Project at maximum capacity; and (e) all insurance required pursuant to the Loan Documents is in full force and effect. “APP Term Loan” means the amortizing term loan which permanently finances the outstanding principal balance of the Declining Revolving Credit Loan, including all APP Construction Advances, following the APP Loan Conversion. “APP Term Loan Maturity Date” means the earlier to occur of May 1, 2029 or the date the APP Term Loan is accelerated pursuant to Section 6.02 or any other applicable provision of this Agreement, on which date the principal balance, together with accrued and unpaid interest on the APP Term Loan, is due and payable in full. “APP Term Note” means the APP Term Note evidencing the APP Term Loan executed and delivered by Cardinal Ethanol in favor of Lender, and all amendments, restatements, replacements, and modifications thereof. "Applicable Margin" means, at any date, (a) in the case of the Revolving Credit Loan, 0.25%, (b) in the case of Declining Revolving Credit Loan, 0.05%, (c) in the case of the APP Term Loan, 0.05%, (d) in the case of the Term Loan, 0.25%, and (e) in the case of the Non-Use Fee, 0.25%. "Applicable Rate" means the Adjusted Prime Rate; provided, however, that in no event shall the Applicable Rate be less than the applicable Floor. “Appraisal” means a Member Appraisal Institute certified appraisal of each parcel of the Kansas Plant performed in accordance with FIRREA and Lender’s appraisal requirements by an appraiser selected and retained by Lender or otherwise consented to or approved by Lender. “Asset Purchase Agreement” means that certain Asset Purchase Agreement dated October 23, 2023 between Creative Planning Business Alliance, LLC (successor by merger of Alliance Management, LLC) as receiver of Element, LLC, and Cardinal Colwich, pursuant to which Cardinal Colwich is acquiring the Kansas Plant. Loan Agreement — Page 3

“Banking Services” means each and any of the following banking services provided to a Borrower, Guarantors, or their Affiliates by the Lender or any of its Affiliates: (a) credit cards for commercial customers (including, without limitation, “commercial credit cards” and purchasing cards), (b) stored value cards, (c) merchant processing services, and (d) treasury management services (including, without limitation, loan sweep arrangements, controlled disbursement, automated clearinghouse transactions, return items, any direct debit scheme or arrangement, overdrafts, and interstate depository network services). “Banking Services Obligations” means any and all fees, expenses, overdrafts, indemnity obligations, and obligations of any nature of the Borrowers, Guarantors or their respective Affiliates and Subsidiaries, whether absolute or contingent and howsoever and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services. “Bond Debt” means all Debt assumed by Cardinal Colwich arising under those certain City of Colwich, Kansas Taxable Industrial Revenue Bonds, Series 2019 (Element, LLC) issued pursuant to that certain Trust Indenture dated December 3, 2019 between the City of Colwich, Kansas, as Issuer, and United Missouri Bank, N.A. (successor of Commerce Bank), as Trustee, and the Site Lease and Project Lease, each dated December 3, 2019, and each between Element, LLC and the City of Colwich, Kansas relating to such bonds. "Borrowing" means a borrowing by the Borrowers pursuant to this Agreement or the other Loan Documents, whether evidenced by or arising under Loans or other advances. "Borrowing Base" means, at any time, an amount equal to the sum of (without duplication): (a) 75% of each Borrower’s corn inventory valued at the lower of cost or Market Price on the date reported, minus any accounts payable, deferred payments, grain drafts payable, delayed price contracts or other expenses due on such corn inventory that have priority payment or Lien over Lender; plus (b) 75% of each Borrower’s soybean inventory valued at the lower of cost or Market Price on the date reported, minus any accounts payable, deferred payments, grain drafts payable, delayed price contracts or other expenses due on such soybean inventory that have priority payment or Lien over Lender; plus (c) 75% of each Borrower’s Eligible Finished Goods-Ethanol, Corn Oil, Distiller’s Grains Inventory (both wet and dry), valued at the lower of cost or Market Price on the date reported; plus (d) 75% of the amount of each Borrower’s ethanol, corn oil, distillers grains (both wet and dry), high protein feed, and wet syrup Eligible Accounts aged thirty (30) days or less, excluding any of the foregoing accounts reasonably deemed ineligible by Lender; plus (e) 90% of each Borrower’s Eligible Margin Account Equity; minus (f) 100% of the negative value of such margin account equity; minus Loan Agreement — Page 4

(g) 100% of Debt outstanding under the Revolving Credit Loan and 100% of the exposure under letters of credit issued for the account of a Borrower. If an item of Collateral could be included in the Borrowing Base under more than one subparagraph above, such item shall only be included in the Borrowing Base under the subparagraph that produces the lowest value for such item for purposes of the Borrowing Base. "Borrowing Base Certificate" means a certificate to be delivered pursuant to Section 4.12(c) of this Agreement and substantially in the form of Exhibit E to this Agreement. "Budget Variance Report" means a report submitted by Cardinal Ethanol to the Lender requesting a reallocation of funds from one budget category in the APP Budget to another or a modification, amendment or supplement the APP Budget, as applicable, in either case in excess of $100,000.00 individually or $500,000 in the aggregate. Each Budget Variance Report shall include the details of such reallocation, modification, amendment or supplement. "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in Omaha, Nebraska and New York, New York are authorized or required to close. “Cardinal DISC” means Cardinal Ethanol Export Sales, Inc., a Delaware corporation organized as an IC-DISC under the Internal Revenue Code, its successors and assign. "Capital Expenditures" means an investment made in or purchase of a depreciable fixed or capital asset of $5,000 or more. "Closing Date" means the date of this Agreement, as reflected in the introductory paragraph hereof. "Collateral" means all property (real and personal, tangible and intangible) of the Borrowers and Guarantors with respect to which a security interest, assignment, mortgage or other Lien has been or is hereafter granted to or for the benefit of the Lender. The term includes, but is not limited to, all property encumbered at any time pursuant to the Mortgage (subject to any limitation in any Mortgage which expressly limits the principal amount of the obligations secured thereby), all property encumbered at any time pursuant to the Security Agreements, the Guarantor Security Agreement, the Control Agreements, the assignment, and consents thereto, of the Material Contracts, and the property pledged under any other Loan Documents. The term includes, but is not limited to, all "Collateral" referred to in the Current Credit Agreement and Original Credit Agreement, including, but not limited to, the assignments of the Material Contracts listed in Schedule 3.01(u). “Commitment Increase” has the meaning given to such term in Section 2.06 of this Agreement. “Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), and any successor statute. "Compliance Certificate" means a certificate required to be delivered pursuant to Section 4.12(f) of this Agreement. Loan Agreement — Page 5

"Construction Inspector" means a Person appointed or designated by the Lender from time to time to inspect the progress of the construction of the APP Improvements and the conformity of the construction of the APP Improvements with the APP Budget and APP Construction Schedule, as applicable, and to perform such other acts and duties for such purposes or other reasonable purposes as the Lender may from time to time deem appropriate or as may be required by the terms of this Agreement. “Contractor” means ICM, Inc. and each other Person who has provided labor and/or materials to the construction of the APP Improvements, including all Persons who have the right to file any Lien against the Project arising out of the APP Improvements. "Control Agreements" means, collectively, the Security Agreement and Assignment of Hedging Accounts relating to Cardinal Ethanol’s Hedge Accounts with Cunningham Commodities, LLC, INTL FCStone Markets, LLC, INTL FCStone Financial, Inc., RJ O'Brien & Associates, LLC and ADM Investor Services, Inc. and the respective control agreement relating thereto among Cardinal Ethanol, Lender and Cunningham Commodities LLC, INTL FCStone Markets, LLC, INTL FCStone Financial, Inc., RJ O'Brien & Associates, LLC and ADM Investor Services, Inc. respectively relating thereto; together with all amendments, renewals, restatements, replacements and other modifications of each of the foregoing agreements. "Daily Credit Balance" means, on any day, the aggregate principal amount of all Revolving Credit Loans and all Declining Revolving Credit Loans outstanding at the end of such day. "Debt" with respect to any Person means (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Debt of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Debt secured thereby has been assumed, (g) all guarantees by such Person of Debt of others, (h) all capital lease obligations (as determined in accordance with generally accepted accounting principles) of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all liabilities in respect of unfunded vested benefits under plans covered by Title IV of the Employee Retirement Income Security Act of 1974, as amended, (k) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (1) obligations under Financial Instrument Agreements and (m) obligations and exposure under letters of credit issued for the account of such Person. The Debt of any Person shall include the Debt of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Debt provide that such Person is not liable therefor. "Debt for Borrowed Money" means Debt of the types set forth in clauses (a), (b), (c), (1), (i) and (m) of the definition of "Debt" in this Section. Loan Agreement — Page 6

“Debt Service Coverage Ratio” means, for any period, the ratio derived when comparing (a) EBITDA to (b) Borrowers’ scheduled payments of principal and interest on the Loans during the applicable reporting period. "Declining Revolving Credit Commitment" means the amount set opposite Lender's name under the column entitled "Declining Revolving Credit Loan Commitment" on Exhibit A hereto. "Declining Revolving Credit Loans" has the meaning provided in Section 2.01(a)(ii) of this Agreement. "Declining Revolving Credit Note" has the meaning provided in Section 2.03(b) of this Agreement. "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or the lapse of time or both would, unless cured or waived, become an Event of Default. "EBITDA" means, for any period and determined in accordance with GAAP, Net Income before interest, taxes, depreciation and amortization. "Eligible Account" means an account owing to a Borrower arising in the ordinary course of such Borrower’s business from the sale of ethanol, distiller's grains (both wet and dry), high protein feed, wet syrup, or corn oil in which the Lender has a perfected first priority security interest and which meets all of the following specifications at the time it came into existence and continues to meet the same until it is collected in full: (a) The account is due and payable no later than thirty (30) days after the date of the applicable invoice or other writing evidencing such account, and the account has been due and payable not more than thirty (30) days after the due date stated in the applicable invoice or other writing evidencing such account; (b) The account is not owing by an account debtor who has failed to pay twenty-five percent (25%) or more of the aggregate outstanding amount of its accounts owing to the applicable Borrower within thirty (30) days after the due date stated in the applicable invoices or other writings evidencing such accounts; (c) The account is due and payable from an account debtor located in the continental United States which is not a subsidiary or affiliate (under common ownership and/or control) of the applicable Borrower; (d) The account arose from a bona fide, outright sale of goods by a Borrower or from the performance of services by a Borrower and such Borrower has possession of and will deliver to the Lender, if requested, shipping and delivery receipts evidencing shipment of the goods or inventory and, if representing services, receipts and/or invoices evidencing that the services have been fully performed for the respective account debtor; (e) The account is not subject to any Lien created by a Borrower, or claimed under or through a Borrower, except the security interest of the Lender, and Borrowers will not make any other assignment thereof or create any further security interest Loan Agreement — Page 7 therein nor permit their rights therein to be reached by attachment, levy, garnishment or other judicial process; (f) The account is the valid and legally enforceable obligation of the account debtor thereunder and is not subject to any claim for credit, set-off, allowance or adjustment by the account debtor or any counterclaim, and the account debtor has not returned any of the goods from the sale of which the account arose, nor has any partial payment been made thereon; (g) The account arose in the ordinary course of a Borrower’s business, and the account debtor has not filed bankruptcy, is not insolvent or no material adverse change in the financial condition of the account debtor has occurred; (h) The account is not owing by an account debtor who has died or dissolved or terminated its existence, the account debtor’s business has not failed, the account debtor has not disappeared, a receiver has not been appointed for any part of the property of the account debtor, the account debtor has not made an assignment for the benefit of creditors or filed, or has had filed against it, a petition under or the commencement of any proceeding under any bankruptcy code or process; (i) The account is not evidenced by a judgment, an instrument or chattel paper; Gj) The account debtor is not an employee of a Borrower or Guarantor; (k) The account is not owing by any account debtor whose aggregate outstanding accounts with a Borrower exceed thirty percent (30%) of the aggregate of all accounts by all account debtors owing to such Borrower, provided, however, that thirty percent (30%) of the aggregate amount outstanding on such accounts will be deemed Eligible Accounts, and provided further that such threshold shall not apply to accounts owed to a Borrower by any marketer under a Sales and Marketing Contract; and (I) The account or any portion thereof is acceptable to the Lender or is not otherwise deemed ineligible by the Lender in its reasonable discretion. An account which is at any time an Eligible Account but which subsequently fails to meet any of the foregoing requirements shall forthwith cease to be an Eligible Account. The Lender shall determine whether accounts qualify as Eligible Accounts from time to time in its sole and absolute discretion and any such determination shall be conclusive and binding for all purposes, absent manifest error. “Eligible Finished Goods — Ethanol, Corn Oil and Distiller’s Grains Inventory” means all ethanol, corn oil, high protein feed, wet syrup, and distiller’s grains (wet and dry) inventory of a Borrower (i) that is owned by (and in the possession or under the control of) such Borrower as of such date and is not consigned or covered by or subject to a seller’s right to repurchase or any consensual or nonconsensual Lien (including, without limitation, purchase money Liens) in favor of any party other than the Lender, (ii) that is located at a facility owned by a Borrower and listed in Schedule A of such Borrower’s respective Security Agreement and is in such Borrower’s exclusive possession, (iii) that is in good and marketable condition, (iv) that meets all standards imposed by any governmental agency or department or division thereof having regulatory authority over such inventory, its use or sale, (v) that is either currently usable or currently Loan Agreement — Page 8 saleable in the normal course of such Borrower’s business without any notice to, or consent of, any governmental agency or department or division thereof (excluding however, any such inventory that has been shipped to a customer of such Borrower, even if on a consignment or “sale or return” basis), (vi) is not work-in-process, in transit, obsolete or slow-moving and (vii) no prepayment has been received for such inventory; provided that the Lender may at any time exclude from Eligible Finished Goods — Ethanol, Corn Oil and Distiller’s Grains Inventory any type of ethanol, corn oil, high protein feed, wet syrup, or distiller’s grains inventory that the Lender reasonably determines to be unmarketable or ineligible in its sole discretion. The Lender shall have the right, in the exercise of reasonable discretion, to determine whether finished goods ethanol, corn oil and distiller's grains inventory is eligible for inclusion in the Borrowing Base at any particular time. "Eligible Margin Account Equity" means the positive equity value of open positions in the money in margin accounts maintained by a Borrower with a broker for hedging and not speculative purposes and which have been collaterally assigned by such Borrower to the Lender, in which the Lender has a first priority security interest, as determined by the Lender in its good faith business judgment, and in which the broker has acknowledged in writing pursuant to an executed control agreement the security interest of the Lender therein and has agreed, to the Lender's satisfaction, that the Lender has "control" of such account for purposes of perfecting the Lender's security interest therein. Such equity value shall be determined by the Lender from the brokers' statements and shall be net of all losses or out of the money positions. “Encroachment Easement” means that certain Encroachment Easement Agreement dated as of January 23, 2020 between ICM, Inc. and Element, LLC and recorded January 23, 2020 as Document No. 29929203 with the Sedgwick County, Kansas Register of Deeds, as assigned to Cardinal Colwich pursuant to the Asset Purchase Agreement, pursuant to which ICM, Inc. grants Cardinal Colwich a non-exclusive easement for the Encroachment on the ICM Property (as such terms are defined in such Encroachment Easement). "Excess Cash Flow" means the Adjusted EBITDA of Cardinal Ethanol plus the Adjusted EBITDA of Cardinal Colwich, less Fixed Charges for Cardinal Ethanol and Fixed Charges for Cardinal Colwich during the applicable reporting period. “Excluded Swap Obligations” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason not to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 4.29 and any other “keepwell, support or other agreements” for the benefit of such Guarantor) at the time the Guaranty of, or the grant of such security interest by, such Guarantor becomes effective with respect to such related Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or grant of security interest is or becomes illegal. "Event of Default" has the meaning set forth in Section 6.01 of this Agreement. “FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and Loan Agreement — Page 9 not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code. "Financial Instrument Agreements" means any agreements with respect to any transaction now existing or hereafter entered into among a Borrower and the Lender or any of its subsidiaries or affiliates or their successors, or any other third party, which is a rate swap, basis swap, forward rate transaction, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures; provided that such transaction is entered into by the such Borrower for hedging purposes and not speculation. “Financial Instruments Obligations” means any and all obligations of the Borrowers, whether absolute or contingent and however and wherever created, arising, evidenced, or acquired (including all renewals, extensions, and modifications thereof and substitutions therefor), under any and all Financial Instruments Agreements permitted under this Agreement with the Lender or an Affiliate of the Lender. “FIRREA” means The Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended from time to time. "Fixed Charge Coverage Ratio" means, for any period, the ratio derived when comparing (a) Adjusted EBITDA to (b) Borrowers’ scheduled payments on the principal and interest of the Loans due during the applicable reporting period. "Fixed Charges" means, for any period, the sum of scheduled principal on the Loans that is payable during such period, and including, without limitation, scheduled interest and other finance charges paid or payable with respect to the Loans unless such interest and other finance charges are paid in full prior to the measurement date. “Flood Certificate” means a “Standard Flood Hazard Determination Form” of the Federal Emergency Management Agency and any successor Governmental Authority performing a similar function. “Flood Hazard Property” means any Real Estate located in a Flood Zone or otherwise in an area designated by the Federal Emergency Management Agency as having special flood and mudslide hazards. “Flood Program” means the National Flood Insurance Program created pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973, the National Flood Insurance Reform Act of 1994, and the Flood Insurance Reform Act of 2004. “Flood Zone” means areas having special flood hazards as described in the Flood Program. “Floor” means two and three quarters percent (2.75%) per annum with respect to the Revolving Credit Loan, two and eighty-five hundredths percent (2.85%) per annum with respect Loan Agreement — Page 10 to the Declining Revolving Credit Loan and APP Term Loan, and three and one quarter percent (3.25%) per annum with respect to the Term Loan. “GAAP” means generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section 1.02. “Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government. “Guarantors” means Cardinal DISC, Cardinal Ethanol, and Cardinal Colwich. “Guarantor Security Agreement” means the Security Agreement encumbering the Collateral defined therein executed and delivered by Cardinal DISC in favor of Lender, as it may be amended, restated, replaced, supplemented, or otherwise modified. “Guaranty” means that certain Guaranty executed and delivered by each Guarantor in favor of Lender, as it may be amended, restated, replaced, supplemented, or otherwise modified. “Interest_Expense” means, for any period determined on a consolidated basis in accordance with GAAP, the sum of (i) total interest expense, including without limitation the interest component of any payments in respect of capital lease obligations capitalized or expensed during such period (whether or not actually paid during such period), plus (ii) the net amount payable (or minus the net amount receivable) under Financial Instrument Agreements related to interest rates during such period (whether or not actually paid or received during such period). “Kansas Plant” means the ethanol plant constructed on the Real Estate located in Sedgwick County, Kansas described in the Mortgage encumbering the Kansas Plant, capable of producing fuel grade ethanol and related byproducts of dried, high protein feed and wet syrup, together with all necessary and appropriate fixtures, equipment, attachments, and accessories. “Kansas Tithe Company” means Kansas Title Company Kansas Secured Title, Inc., as agent for Chicago Title Insurance Company, its successors and assigns. "Lender" means First National Bank of Omaha and its successors and assigns. "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, assignment, security interest or other encumbrance of any kind in respect of such asset. "Loan Documents" means this Agreement, the Notes, the Security Agreement, the Control Agreements, the Mortgage, the assignments of the Material Contracts, the Guaranties, the Guarantor Security Agreement, the APP Disbursing Agreement, the Subordination Agreement, and any documents relating to any Financial Instrument Agreements, letters of credit, and all other documents, instruments and agreements executed and/or delivered in connection therewith at any time, all as the same may be amended, renewed, replaced, restated, consolidated or otherwise modified from time to time in accordance with the terms thereof and hereof. Loan Agreement — Page 11

"Loans" means, collectively, the Revolving Credit Loan and Advances thereunder, the Declining Revolving Credit Loans, the APP Term Loan, Term Loan, and any letters of credit issued for the account of a Borrower. “Management Contracts” means all agreements and contracts related to the management and risk management of the Project and Kansas Plant and the operation of Borrowers’ business in effect presently involving monetary liability of or to any such person in an amount in excess of Two Hundred Fifty Thousand and No/100 Dollars ($250,00.00) per year, and entered into from time to time hereafter, including those listed in Schedule 3.01(u)(i), as the same such agreements and contracts are amended, restated, supplemental or otherwise modified from time to time. "Market Price" of any inventory means, at any time, the then-current market price of such inventory as reasonably determined by the Lender. "Material Adverse Effect" means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singularly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences whether or not related, a material adverse change in, or a material adverse effect on, (i) the business, operations, results of operations, financial condition, assets, Collateral or liabilities, of either Borrower or any Guarantor taken as a whole, (ii) the ability of Borrowers or Guarantors to perform any of their respective obligations under the Loan Documents, (iii) the rights and remedies of Lender under any of the Loan Documents or (iv) the legality, validity or enforceability of any of the Loan Documents. “Material Contracts” means (a) the Management Contracts, Supply Contracts, Sales and Marketing Contracts, Transportation Contracts, and Utility Contracts, (b) that certain License Agreement dated on or about December 14, 2006 between Cardinal Ethanol and ICM, Inc., (c) that certain Owner’s License Agreement dated on or about March 2, 2018 between Cardinal Colwich, via assignment from Element, LLC, and ICM, Inc., (d) the Water Sharing Agreement, (e) any other contract or any other agreement, written or oral, of either Borrower involving monetary liability of or to any such person in an amount in excess of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) per year, and (f) any other contract or agreement, written or oral, of either Borrower, the failure to comply with would have a Material Adverse Effect on such Borrower. “Material Indebtedness” means Debt (other than the Loans) or obligations in respect of one or more Financial Instrument Agreements of a Borrower in an aggregate principal amount exceeding $250,000 at any one time outstanding during the term of the Loans. "Mortgage" means, collectively, the Second Amended and Restated Construction Loan Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Financing Statement, dated of even date herewith given by Cardinal Ethanol in favor of the Lender, which creates a Lien against the Project and the other property described therein, and the Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Financing Statement dated of even date herewith given by Cardinal Colwich in favor of the Lender, which creates a Lien against the Kansas Plant and the other property described therein and all amendments, restatements, renewals, replacements and other modifications of the foregoing. "Mortgaged Property" has the meaning given to such term in each Mortgage. Loan Agreement — Page 12

“Negative Termination Value” means, with respect to any Financial Instrument Agreement of a Borrower, the amount (if any) that such Borrower would be required to pay if such Financial Instrument Agreement were terminated by reason of a default by or other termination event relating to such Borrower, such amount to be determined on the basis of a good faith estimate made by the Lender, in consultation with such Borrower. The Negative Termination Value of any such Financial Instrument Agreement at any date shall be determined (i) as of the end of the most recent fiscal quarter ended on or prior to such date if such Financial Instrument Agreement was then outstanding or (ii) as of the date such Financial Instrument Agreement is terminated. However, if an applicable agreement between a Borrower and the relevant counterparty provides that, upon any such termination by such counterparty, one or more other Financial Instrument Agreements (if any exist) between such Borrower and such counterparty would also terminate and the amount (if any) payable by such Borrower would be a net amount reflecting the termination of all the Financial Instrument Agreements so terminated, then the Negative Termination Value of all the Financial Instrument Agreements subject to such netting shall be, at any date, a single amount equal to such net amount (if any) payable by such Borrower, determined as of the later of (i) the end of the most recently ended fiscal quarter or (ii) the date on which the most recent Financial Instrument Agreement subject to such netting was terminated. “Net Income” means, for any period, the net income (or loss) of Borrowers for such period determined in accordance with GAAP. "Net Worth" means , as to Borrowers as of any date, total assets less total liabilities and less the following types of assets: (i) leasehold improvements; (ii) receivables (other than those created by sale of goods) to a member and other investments in or amounts due from any member, employee or other person or entity related to or affiliated with Borrowers); (iii) goodwill, patents, copyrights, mailing lists, trade names, trademarks, servicing rights, organizational and franchise costs, bond underwriting costs and other like assets properly classified as intangible, and (iv) treasury stock or equity interests, all as determined in accordance with GAAP; provided, however, Net Worth shall not include any Debt due to Borrowers not acceptable to Lender in the exercise of its reasonable discretion. “Non-Use Fee” has the meaning given to such term in Section 2.11 of this Agreement. "Notes" means, collectively, the Revolving Credit Note, the Declining Revolving Credit Note, the APP Term Note, and the Term Note and all amendments, restatements, renewals, replacements and other modifications of the foregoing. "Obligations" means, collectively, all indebtedness, liabilities and obligations whatsoever of Borrowers or Guarantors to the Lender whether now existing or hereafter arising, regardless of the form the liability takes or its purpose, including, without limitation, the Banking Services Obligations and Financial Instruments Obligations, and all indebtedness, liabilities and obligations under or in connection with this Agreement, the Notes, the Guaranties, and/or any of the other Loan Documents, including without limitation, the principal of, and interest on, the Loans, all future advances thereunder, and all other amounts now or hereafter owing to the Lender under this Agreement, the Notes, Guaranties, letters of credit, or any of the other Loan Documents, but not including Excluded Swap Obligations. “OFAC” means the U.S. Department of the Treasury’s Office of Foreign Asset Control. Loan Agreement — Page 13

“Permits” means all licenses, consents, approvals, authorizations and permits of Governmental Authorities which a Borrower is required to obtain in connection with the Project and the Kansas Plant, and operation of Borrowers’ respective business as now conducted and as contemplated following completion of the APP Improvements and the acquisition of the Kansas Plant, including but not limited to any of the foregoing related to environmental laws (including an air emissions permit and a national pollution discharge elimination system construction permit, each of which will allow a Borrower to operate its facilities at maximum capacity), zoning and land-use laws (including any requirement to obtain a special exception, if applicable), water use laws, waste disposal laws, laws requiring construction permits and occupancy certificates, and laws relating to construction and operation of above or underground ground storage tanks. "Permitted Debt" means: (a) Debt under this Agreement and the other Loan Documents; (b) the Bond Debt so long as such Bond Debt does not exceed $1,000,000; and (c) Debt incurred on or after the Closing Date in an aggregate principal amount not to exceed $250,000 at any time outstanding, without the prior written consent of the Lender. "Permitted Liens" has the meaning given to such term in Section 4.16 of this Agreement. "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental department or authority or other entity. “Prime Rate” means the U.S. Prime Rate as published by The Wall Street Journal as the U.S. Prime Rate and is currently determined by the base rate on corporate loans posted by at least seventy percent (70%) of the nation’s ten (10) largest banks (the “Index”). The Index is not necessarily the lowest rate charged by Lender on its loans. Lender will tell Borrowers the current Index rate upon a Borrower’s request. The interest rate will change with and be adjusted and determined on each day the Index changes (each, an “Interest Rate Change Date”). The interest rate change will not occur more often than daily. If at any time the Index is less than zero, then it shall be deemed to be zero for the purpose of calculating the Adjusted Prime Rate. Borrowers understand that Lender may make loans based on other rates as well. If Lender determines, in its sole discretion, that the Index has become unavailable or unreliable, either temporarily, indefinitely, or permanently, during the term of the Loans, Lender may amend this Agreement by designating a substantially similar substitute index. Lender may also adjust the Applicable Margin to accompany the substitute index. The change to the Applicable Margin may be a positive or negative value, or zero. In making these amendments, Lender will act in a commercially reasonable manner and may take into consideration any then prevailing market convention for selecting a substitute index and margin for the specific Index that is unavailable or unreliable. Such an amendment to the terms of this Agreement will become effective and bind Borrowers ten (10) business days after Lender gives written notice to Borrowers without any action or consent of Borrowers. “Project” means the dry milling ethanol plant constructed on the Real Estate located in Randolph County, Indiana described in the applicable Mortgage, capable of producing approximately 100 million gallons of fuel grade ethanol per year, and related byproducts of dried, distillers grains with solubles, together with all necessary and appropriate fixtures, equipment, attachments, and accessories. "Projections" has the meaning provided in Section 4.12(g) of this Agreement. “Real Estate” means, collectively, the real property on which the Project is constructed, the Kansas Plant is located, and all other real property owned or leased by a Borrower. Loan Agreement — Page 14

"Revolving Credit Commitment" means the amount set opposite Lender's name under the column entitled "Revolving Credit Loan -Commitment" on Exhibit A hereto. "Revolving Credit Loans" has the meaning provided in Section 2.01(a)(i) of this Agreement. "Revolving Credit Note" has the meaning provided in Section 2.03(a) of this Agreement. “Sales and Marketing Contracts” means all agreements and contracts in effect presently and entered into from time to time hereafter which are material to the sale or disposal of products and by-products produced by Borrowers including the marketing and sale of ethanol, carbon dioxide and distillers grains (“DDGS”), including that certain Carbon Dioxide Purchase and Sale Agreement March 8, 2010 between Cardinal Ethanol and EPCO Carbon Dioxide Products, Inc., that certain Ethanol Purchase and Sale Agreement dated December 20, 2006 between Cardinal Ethanol and Murex, LLC (f/k/a Murex, N.A., Ltd.), the Distiller’s Grain Marketing Agreement dated December 13, 2006 between Cardinal Ethanol and CHS, Inc., any other agreements specified in Schedule 3.01(u)(iii), and any sales and marketing contracts assumed by Cardinal Colwich under the Asset Purchase Agreement, as such agreements and contracts are extended, amended, restated, supplemented or otherwise modified from time to time. “Sales Order” means that certain Order and Decree Authorizing Sale of Receivership Property issued by the District Court of Sedgwick, County, Kansas (the “Court”) on December 1, 2023 in the case styled Compeer Financial, FLCA, Plaintiff, v. Element, LLC, et al., as Case No. 2023-CV-000694-CM, pursuant to which the Court ordered the sale of the Purchased Assets (as defined in the motion underlying the Sales Order), and Cardinal Colwich’s assumption of the Assumed Liabilities under the Assumed Contracts (as such terms are defined in the motion underlying the Sales Order), in accordance with and under the terms of the Asset Purchase Agreement. “Sanctions” means any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes, and anti-terrorism laws, including but not limited to those imposed, administered, or enforced from time to time by the U.S. government (including those administered by OFAC or the U.S. Department of State), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority with jurisdiction over any Lender, the Borrowers, Guarantors, or any of Borrowers’ or Guarantors’ Subsidiaries or Affiliates. “Sanctioned Country” means at any time, a country or territory which is itself the subject or target of any Sanctions (including, as of the Closing Date, Cuba, Iran, North Korea, Sudan, Syria, Crimea, Venezuela, and Luhansk People’s Republic (also known as Donetsk People’s Republic). “Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC (including, without limitation, OFAC’s Specially Designated Nationals and Blocked Persons List and OFAC’s Consolidated Non-SDN List), the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority, (b) any Person operating, organized, or resident in a Sanctioned Country, or (c) any Person owned or controlled by any such Person or Persons described in clauses (a) and (b), including a Person that is deemed by OFAC to be a Sanctions target based on the ownership of such legal entity by Sanctioned Peron(s). Loan Agreement — Page 15

"Security Agreement" means collectively the Second Amended and Restated Security Agreement to be executed by the Cardinal Ethanol and the Security Agreement to be executed by Cardinal Colwich on or about the Closing Date in favor of the Lender and by which the Borrowers shall grant to the Lender, as security for the Obligations, a security interest in all of the Borrowers’ presently owned or hereafter acquired personal property, including without limitation, all of the Borrowers’ inventory, equipment, other goods, accounts receivable, general intangibles, hedging accounts, deposit accounts and investment property, as the same may be amended, renewed, replaced, restated, consolidated or otherwise modified from time to time. “Subordination Agreement” means that certain Subordination Agreement of even date with this Agreement between Lender and Cardinal Ethanol pursuant to which Cardinal! Ethanol subordinates any Debt extended by Cardinal Ethanol to Cardinal Colwich to the Obligations and subordinates any Liens held by Cardinal Ethanol to secure such Debt to Lender’s Liens securing the Obligations, as the same may be amended, renewed, replaced, restated, consolidated or otherwise modified from time to time. “Supply Contracts” means all other agreements and contracts related to the supply of inputs material to operation of Borrowers’ business in effect presently involving monetary liability of or to any such person in an amount in excess of Two Hundred Fifty Thousand and No/100 Dollars ($250,00.00) per year, and entered into from time to time hereafter, including those listed in Schedule 3.01(u)(ii), as the same such agreements and contracts are amended, restated, supplemental or otherwise modified from time to time. “Survey” means a survey satisfactory to the Lender prepared in accordance with the standards adopted by the American Land Title Association and American Congress on Survey and Mapping known as the “Minimum Standard Detail Requirements of Land Title Surveys” and in sufficient form to satisfy any requirements of the Title Company on the Kansas Plant to provide extended coverage over any survey exceptions and, at a minimum, shall also show the location of improvements, utilities, easements, and any encroachments, and include the flood zone classification of the applicable Real Estate. “Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any Financial Instrument Agreement or other agreement, contract, or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act. “Term Loan” means the amortizing term loan which partially finances the acquisition of the Kansas Plant in the original principal amount of the Term Loan Commitment. “Term Loan Commitment” means the amount set opposite Lender's name under the column entitled "Term Loan Commitment" on Exhibit A hereto. “Term Loan Maturity Date” means the earlier to occur of March 1, 2029 or the date the Term Loan is accelerated pursuant to Section 6.02 or any other applicable provision of this Agreement, on which date the principal balance, together with accrued and unpaid interest on the Term Loan is due and payable in full. “Term Note” means the Term Note evidencing the Term Loan executed and delivered by Cardinal Colwich in favor of Lender, and all amendments, restatements, replacements, and modifications thereof. Loan Agreement — Page 16

"Termination Date" with respect to the Revolving Credit Loan means February 28, 2025, with respect to the Declining Revolving Credit means the APP Loan Conversion date, or, in each case, the earlier date of termination in whole of the commitments pursuant to Section 6.02 or any other applicable provision of this Agreement, on which date the outstanding principal balance of the Revolving Credit Loan, Declining Revolving Credit Loan and APP Term Loan, as applicable, together with all accrued and unpaid interest is due and payable in full. "Title Companv" means Stewart Title Company with respect to Lender's title insurance policy on the Project and the Kansas Title Company with respect to Lender's title insurance policy on the Kansas Plant, and their respective successors and assigns. "Transportation Contracts" means all agreements and contracts in effect presently and entered into from time to time hereafter related to the provision of transportation or shipping services which are material to the operation of Borrowers' business involving monetary liability of or to any such person in an amount in excess of Two Hundred Fifty Thousand and No/100 Dollars ($250,000) per year, including those listed in Schedule 3.01(u)(iv), as the same such agreements and contracts are extended, amended, restated, supplemented or otherwise modified from time to time. "Utilitv Contracts" means the Water Sharing Agreement and the other agreements referenced in Schedule 3.01(u)(v) (including all exhibits thereto) and all other contracts and agreements in effect presently and entered into from time to time hereafter which are material to the provision to Borrowers of necessary electricity, natural gas, water, fuel oil, coal and other energy resources in connection with the operation of each Borrower's respective plant, equipment and offices involving, except with respect to the Water Sharing Agreement, monetaiy liability of or to any such person in an amount in excess of Two Hundred Fifty Thousand and No/100 Dollars ($250,000) per year, as the same such agreements and contracts are extended, amended, restated, supplemented or otherwise modified from time to time. "Water Plan" has the meaning given to such term in Section 4.32 of this Agreement. "Water Sharing Agreement" means that certain Water Sharing Agreement dated on or about February 28, 2018 between Element, LLC and Evergy Kansas South, Inc., successor of Kansas Gas and Electric Company, as assigned to Cardinal Colwich pursuant to and in connection with the Asset Purchase Agreement, and as the same such agreement is extended, amended, restated, supplemented or otherwise modified from time to time. "Working Capital" means current assets at the time of determination (including, without limitation, (i) the amount available to Cardinal Ethanol for drawing under the Declining Revolving Credit Loan, and (ii) prepayments for natural gas supplies), less the sum of (x) investments in or other amounts due from any member, manager, employee or any person or entity related to or affiliated with a Borrower, other than amounts due to a Borrower under a Sales and Marketing Agreement, and (y) current liabilities (all at the time of determination and without duplication). "Working Capital Advance" means an advance on the Declining Revolving Credit Loan other than an APP Construction Advance used for any purposes permissible under this Agreement. Loan Agreement - Page 17

“Working Capital Advance Maximum Amount” means the maximum amount of Working Capital Advances on the Declining Revolving Credit Loan which may outstanding at any one time, which amount is $5,000,000. Section 1.02. General; Fiscal Year. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles, as in effect in the United States. Unless the context clearly requires otherwise, all references to "dollars" or "$" are to United States dollars. "Including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term. This Agreement and the other Loan Documents shall be construed without regard to any presumption or rule requiring construction against the party causing any such document or any portion thereof to be drafted. The Section and other headings in this Agreement and any index in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms of this Agreement. Similarly, any page footers or headers or similar word processing, document or page identification numbers in this Agreement or any index or exhibit are for convenience of reference only and shall not limit or otherwise affect any of the terms of this Agreement, nor shall there be any requirement that any such footers or other numbers be consistent from page to page. Unless the context clearly requires otherwise, any reference to a Section of this Agreement refers to all Sections and Subsections thereunder. Any pronoun used herein shall be deemed to cover all genders. Defined terms used in this Agreement may be set forth in Section 1.01 or other Sections of this Agreement, and all such definitions defined in the singular shall have a corresponding meaning when used in the plural and vice versa. Unless the context requires otherwise, references herein to "fiscal year" or "fiscal quarter" shall mean the fiscal year or fiscal quarter, as the case may be, of the Borrowers. ARTICLE II AMOUNT AND TERMS OF LOANS Section 2.01. Commitments to Lend. (a) The Revolving Credit Loan and the Declining Revolving Credit Loan Facilities. (i) Revolving Credit Loans. Lender agrees, subject to the terms and conditions of this Agreement, to make revolving credit loans (collectively, the "Revolving Credit Loan") to Cardinal Ethanol from time to time from the Closing Date to the Business Day immediately preceding the Termination Date applicable to the Revolving Credit Loan up to a maximum principal amount at any time outstanding equal to Lender's Revolving Credit Commitment at such time. However, Lender shall not be obligated to make an Advance on the Revolving Credit Loan if the aggregate amount of all Advances under the Revolving Credit Loan then outstanding exceeds, or would exceed if the requested Advance were to be made, (1) the Revolving Credit Commitment, (2) the Borrowing Base at such time, or (3) any Default or Event of Default exists or would result from the making of such Advance. Subject to the terms and conditions of this Agreement, Cardinal Ethanol may borrow, repay and re-borrow under the Revolving Credit Loan. (ii) Declining Revolving Credit Loans. During the APP Construction Period, Lender agrees, subject to the terms and conditions of this Agreement, to make APP Construction Advances under the Declining Revolving Credit Loan to Cardinal Ethanol to be used to pay or reimburse Cardinal Ethanol for APP Improvements from time to time in accordance with the APP Construction Advance procedures provided for in this Agreement and the APP Disbursing Agreement up to a maximum principal amount at any time outstanding equal to the APP Construction Advance Maximum Amount; provided, however, that Lender shall not be obligated to make such an APP Construction Advance if: (1) the aggregate amount of all APP Construction Advances then outstanding exceeds, or would exceed if the requested APP Construction Advance Loan Agreement — Page 18 were to be made, the APP Construction Advance Maximum Amount; (2) the aggregate amount of all APP Construction Advances and Working Capital Advances then outstanding exceeds, or would exceed if the requested APP Construction Advance were to be made, the Declining Revolving Credit Commitment; (3) the then applicable conditions to the making of such APP Construction Advance have not been satisfied or waived; or (4) any Default or Event of Default exists or would result from the making of such APP Construction Advance. APP Construction Advances are non-revolving and Cardinal Ethanol may not repay and re-borrower APP Construction Advances. Subject to the terms and conditions of this Agreement, Lender agrees to make Working Capital Advances to Cardinal Ethanol under the Declining Revolving Credit Loan to be used by Cardinal Ethanol for working capital purposes from time to time in accordance with the Working Capital Advance procedures provided for in this Agreement to but not including the date of APP Loan Conversion up to a maximum principal amount at any time outstanding equal to the Working Capital Advance Maximum Amount in effect at the time of the request; provided, however, that Lender shall not be obligated to make such a Working Capital Advance if: (1) the aggregate amount of all Working Capital Advances then outstanding exceeds, or would exceed if the requested Working Capital Advance were to be made, the Working Capital Advance Maximum Amount; (2) the aggregate amount of all APP Construction Advances and Working Capital Advances then outstanding exceeds, or would exceed if the requested Working Capital Advance were to be made, the Declining Revolving Credit Commitment; (3) the then applicable conditions to the making of such Working Capital Advance have not been satisfied or waived; or (4) any Default or Event of Default exists or would result from the making of such Working Capital Advance. Working Capital Advances under the Declining Revolving Credit Loan are revolving and Cardinal Ethanol may borrow, repay and re-borrow Working Capital Advances under the Declining Revolving Credit Loan, up to the Working Capital Advance Maximum Amount. (iii) | Financial Instrument Agreements. Lender or its subsidiaries or affiliates may, but shall not be obligated, to enter into from time to time with a Borrower, one or more Financial Instrument Agreements. Each such Financial Instrument Agreement will be subject to separate documentation, including without limitation an ISDA Master Swap Agreement, a schedule and confirmation with respect to such Financial Instrument Agreement. The obligations of the applicable Borrower related to any Financial Instrument Agreement will be as set forth in such separate documentation, provided such obligations will be cross defaulted to the obligations of such Borrower hereunder, and shall be additional Obligations secured by the Collateral. (iv) Use of Proceeds. The Revolving Credit Loan shall be used by Cardinal Ethanol solely for purposes of re-financing the loans and financial accommodations extended under the Current Credit Agreement, finance Cardinal Ethanol’s general working capital needs and other general corporate purposes, to support the issuance of letters of credit for the account of a Borrower, to support Cardinal Colwich’s working capital needs, and to finance capital expenditures by Cardinal Ethanol and Cardinal Colwich, to the extent not inconsistent with the terms of this Agreement. The Declining Revolving Credit Loan shall be used by Cardinal Ethanol solely for purposes of financing the APP Improvements and Cardinal Ethanol’s general working capital needs and other general corporate purposes, to the extent not inconsistent with the terms of this Agreement. Cardinal Colwich shall use the proceeds of the Term Loan to partially finance the acquisition of the Kansas Plant. Notwithstanding anything herein to the contrary, the Borrowers shall not, directly or indirectly, use any part of the proceeds of any Loan for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or to extend credit to any Person for Loan Agreement — Page 19 the purpose of purchasing or carrying any such margin stock, or for any purpose which violates, or is inconsistent with, Regulation X or Regulation T of such Board of Governors. The Borrowers will not request any Borrowing, and the Borrowers shall not use, and shall procure that its Affiliates and Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing (1) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws, (2) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent that such activities, business or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or the European Union, or (3) in any manner that would result in the violation of any Sanctions applicable to any party hereto. (b) Term Loan Facility. Subject to the terms of this Agreement, Lender agrees to lend to Cardinal Colwich Lender’s Term Loan Commitment. The Term Loan will be evidenced by that certain Term Note (as defined in Section 2.03 below) of even date with this Agreement in the amount of Lender's Term Loan Commitment. (c) Banking Services. The Lender or its Affiliates may from time to time provide Banking Services for Borrowers and Guarantors. The Banking Service Obligations shall be deemed Obligations secured by the Collateral. Section 2.02. Manner of Borrowing. (a) Revolving Credit Loan. Cardinal Ethanol shall give the Lender notice of Cardinal Ethanol’s intention to borrow under the Revolving Credit Loan no later than 2 p.m. Omaha, Nebraska time on the requested funding date, in each case specifying: (1) the proposed funding date of such Advance; (2) the amount of such Advance; and (3) whether the principal amount of any such Advance, together with the principal amount of all Advances then outstanding, is within the Borrowing Base at such time and is within the Revolving Credit Commitment at such time. Lender will make such Advance available to Cardinal Ethanol on the funding date of such Advance. For purposes of this Section, Cardinal Ethanol agrees that the Lender may rely and act upon any request for an Advance from any individual who the Lender, absent gross negligence or willful misconduct, believes to be a representative of Cardinal Ethanol. (b) Declining Revolving Credit Loan. (i) APP Construction Advances. Cardinal Ethanol has submitted to the Lender and the Lender has approved, the APP Budget and the APP Construction Schedule. If Cardinal Ethanol desires to reallocate funds from one budget category to another or modify, amend or supplement the APP Budget, in either case in excess of $100,000.00 individually or in excess of $500,000.00 when aggregated with all other reallocations or modifications, then Cardinal Ethanol shall notify the Lender of such reallocation or modification of the APP Budget by submitting to the Lender for the Lender’s approval a Budget Variance Report showing the details of such reallocation, modification, amendment or supplement. The Lender may approve or disapprove of such Budget Variance Report in the Lender’s discretion, but the Lender’s approval shall not be unreasonably withheld. Notwithstanding the foregoing, Cardinal Ethanol agrees that all cost over runs on the APP Improvements shall be paid solely by Cardinal Ethanol. Cardinal Ethanol will be entitled to apply any previously achieved savings in any Loan Agreement — Page 20 completed category of the APP Budget to pay for any such cost over runs. In addition, Cardinal Ethanol may from time to time request that the contingency fund line item in the APP Budget be reallocated to pay needed costs of the APP Improvements. Such requests shall be subject to the Lender’s written approval in its reasonable discretion, which shall not be unreasonably withheld; however, Cardinal Ethanol will be entitled to advances from the contingency fund line item in the APP Budget so long as at all times there are sufficient funds remaining from all sources identified in the sources and uses of funds in the APP Budget to complete the construction of the APP Improvements in the discretion of the Lender. During the APP Construction Period, Cardinal Ethanol may request an APP Construction Advance to be used to pay or reimburse Cardinal Ethanol for the cost of APP Improvements by submitting to the Lender and Title Company a draw request set forth on AIA forms G702 and G703 or in another form approved by the Lender and the Title Company (each, a "Draw Request"). Each Draw Request shall be signed by a duly authorized officer of Cardinal Ethanol, shall show the percentage of completion of construction of the APP Improvements and shall set forth by APP Budget category and in such detail as may be required by the Lender the amounts expended and/or costs incurred for work done and materials incorporated into the APP Improvements in accordance with the APP Budget and APP Construction Schedule. Each Draw Request will be reviewed by the Construction Inspector and must be submitted to the Lender and Title Company at least five (5) Business Days prior to the requested funding date of the APP Construction Advance, which must be a Business Day. Each Draw Request will constitute a certification, representation and warranty that the conditions precedent for APP Construction Advances set forth in this Agreement and the APP Disbursing Agreement have been satisfied. APP Construction Advances shall not be made more frequently than twice per month and are subject to the conditions precedent set forth in this Agreement. Each Draw Request shall be limited to amounts equal to (i) the total of costs actually incurred and paid or owing by Cardinal Ethanol to the date of such Draw Request for work performed, services provided or materials and equipment incorporated in the APP Improvements as described in the approved APP Budget, plus (ii) the cost of materials and equipment not incorporated in the APP Improvements, but delivered to and suitably stored at the Project site, plus (iii) prepayments for materials and equipment when prepayment is required by the manufacturer or supplier or, with the Lender’s prior written approval, when such prepayment results in a material financial benefit to Cardinal Ethanol; plus (iv) any other hard or soft costs which are consistent with the APP Budget approved by the Lender, as modified or supplemented by any Budget Variance Report approved by the Lender, for which an APP Construction Advance is available under this Agreement and as demonstrated in the approved APP Budget; less, (v) prior disbursements for such costs and from the Declining Revolving Credit Loan or Cardinal Ethanol’s own funds for such costs. APP Construction Advances will be delivered to Cardinal Ethanol under the terms of the APP Disbursing Agreement, the terms and conditions of which are hereby incorporated by reference. Unless otherwise authorized by the Lender, each APP Construction Advance shall be disbursed by wire transfer from the Lender to the applicable Title Company in an account established by such Title Company for the sole purpose of funding the cost of APP Improvements. All APP Construction Advances will be considered and deemed received by Cardinal! Ethanol upon receipt by the applicable Title Company. Cardinal Ethanol irrevocably assigns to the Lender and grants to the Loan Agreement — Page 21

Lender a security interest in, as additional security for the performance of the Obligations, its interest in all funds held by the applicable Title Company pursuant to this Agreement and the APP Disbursing Agreement, whether or not disbursed, all funds deposited by Cardinal Ethanol with the Lender under this Agreement, all reserves, including deferred payments, deposits, refunds, cost savings, and payments of any kind relating to the construction of the APP Improvements and, to the extent assignable, all Permits obtained for the lawful construction of the APP Improvements. (ii) Working Capital Advances. Cardinal] Ethanol shall give the Lender notice of Cardinal Ethanol's intention to borrow a Working Capital Advance no later than 2 p.m. Omaha, Nebraska time on the requested funding date, in each case specifying: (1) the proposed funding date of such Working Capital Advance; (2) the amount of such Working Capital Advance; and (3) whether the principal amount of any such Working Capital Advance is within the Working Capital Advance Maximum Amount at such time and will remain so after the Working Capital Advance is made; and (4) whether such Working Capital Advance, together with the principal amount of all APP Construction Advances and Working Capital Advances then outstanding, is within the Declining Revolving Credit Commitment at such time, and will remain so after the making of such Working Capital Advance. Lender will make such Working Capital Advance available to Cardinal Ethanol on the funding date of such Working Capital Advance. For purposes of this Section, Cardinal Ethanol agrees that the Lender may rely and act upon any request for a Working Capital Advance from any individual who the Lender, absent gross negligence or willful misconduct, believes to be a representative of Cardinal Ethanol. Section 2.03. Notes. (a) The Revolving Credit Loan shall be evidenced by a promissory note payable to Lender, substantially in the form of Exhibit B-1 hereto ( as amended, renewed, restated, replaced, consolidated or otherwise modified from time to time, the "Revolving Credit Note"). (b) The Declining Revolving Credit Loans shall be evidenced by a promissory note payable to Lender, substantially in the form of Exhibit B-2 hereto (as amended, renewed, restated, replaced, consolidated or otherwise modified from time to time, the "Declining Revolving Credit Note"). (c) The Term Note shall be evidenced by a promissory note payable to Lender, substantially in the form of Exhibit B-3 hereto ( as amended, renewed, restated, replaced, consolidated or otherwise modified from time to time, the "Term Note"). Section 2.04. Payment. (a) Revolving Credit Loans. (i) Accrued interest on the outstanding principal balance of each Advance under the Revolving Credit Loan is due and payable on the first (1) calendar day of each month until the Termination Date applicable to the Revolving Credit Loan when all accrued but unpaid interest on each Revolving Credit Loan is due and payable in full. Loan Agreement — Page 22

(ii) The outstanding principal balance of the Revolving Credit Loan is payable in full on the Termination Date applicable to the Revolving Credit Loan. (b) Declining Revolving Credit Loan. (i) Accrued and unpaid interest on the Declining Revolving Credit Loan will be paid monthly, in arrears, on the first (1st) calendar day of each month until the APP Completion Date, when all accrued but unpaid interest on the APP Declining Revolving Credit Loan is due and payable in full; (ii) Subject to APP Loan Conversion, the outstanding principal balance of the Declining Revolving Credit Loan is due and payable in full on the APP Completion Date. On or before the APP Completion Date and as conditions precedent to APP Loan Conversion, Cardinal Ethanol shall provide the following to the Lender: (1) a certificate from a duly authorized officer of Cardinal Ethanol certifying Substantial Completion of the APP Improvements, along with such supporting evidence as the Lender may require; (2) copies of all Permits applicable to the APP Improvements; (3) Borrowers have paid the Lender all of the Obligations which have accrued to such date, and any other fees and expenses provided for in this Agreement which have not been previously paid and are due under the terms of this Agreement; (4) Cardinal Ethanol has paid all accrued and outstanding interest on the outstanding balance of the Declining Revolving Credit Loan as of the APP Loan Conversion; (5) Cardinal Ethanol has submitted to the Lender and the applicable Title Company final lien waivers from each Contractor with invoices which exceed $100,000.00; and (6) such other documents, instruments, and certificates as the Lender may reasonably request. Upon the Lender’s determination that each of the foregoing is in form and substance satisfactory to the Lender in its sole discretion or is waived by Lender in writing, and provided no Default or Event of Default has occurred and is continuing, the aggregate principal balance of the Declining Revolving Credit Loan then outstanding will be converted into the APP Term Loan and repaid in sixty (60) equal monthly installments, with such installment amount based on a ten (10) year amortization period, (with such principal amount and installment amount to be established by amendment to this Agreement acceptable to Lender and evidenced by an APP Term Note in form and substance acceptable to Lender), commencing on the first day of the month following the APP Loan Conversion to the APP Term Loan Maturity Date when such principal balance Loan Agreement — Page 23 then outstanding, together with accrued and unpaid interest, will be due and payable in full. During such amortizing period, accrued interest will be paid in arrears, on the same dates that the principal installments are due. The principal installment amount will be based upon a ten (10) year amortization schedule. Cardinal Ethanol may prepay in full or in part principal on such amortizing term debt without penalty or premium, provided that partial prepayments will be applied to the principal installments due in the inverse order of their due dates. The date the outstanding principal balance of the Declining Revolving Credit Loan (including all outstanding APP Construction Advances and Working Capital Advances) convert to amortizing term debt is called the “APP Loan Conversion”. iii. Within 120 days after the end of each of Borrowers’ fiscal years commencing with the fiscal year ending September 30, 2024, Borrowers shall calculate and report to the Lender the amount of Borrowers’ Excess Cash Flow for such ended fiscal year. Within 120 days following the end of each such fiscal year, Borrowers will pay to the Lender as a mandatory prepayment on the APP Term Note the lesser of (i) forty percent (40%) of such Excess Cash Flow calculated by Borrowers for such fiscal year or (ii) $7,200,000. Borrowers shall not be obligated to pay in excess of $18,000,000 in the aggregate of the foregoing Excess Cash Flow prepayments. Borrowers’ payment of Excess Cash Flow shall be applied by the Lender to the principal due on the APP Term Note in the inverse order of the due dates on the APP Term Note and shall not release Cardinal Ethanol from making the scheduled payments of principal or interest otherwise required by this Agreement on the APP Term Note or otherwise. Upon payment in full of the APP Term Note or the application of Excess Cash Flow prepayments up to and including $18,000,000, Borrowers shall no longer be obligated to make the payments of Excess Cash Flow required in this Section. No payment of Excess Cash Flow shall trigger or obligate Borrowers to pay to the Lender any prepayment fees or premiums. (c) Term Loan. (i) Cardinal Colwich shall pay accrued interest only on the Term Loan commencing on March 1, 2024 and continuing on the first day of each month thereafter until June 1, 2024. Thereafter, Cardinal Colwich shall pay accrued interest on the outstanding principal balance of the Term Loan on the same day that the principal installments payments on the Term Loan are due as set forth below, until the Term Loan Maturity Date when all accrued but unpaid interest on the Term Loan shall be paid by Cardinal Colwich in full. (ii) Cardinal Colwich shall pay the outstanding principal balance of the Term Loan in equal monthly installments of $328,358.21 commencing on July 1, 2024 and continuing on the same day of each month thereafter until the Term Loan Maturity Date when the outstanding principal balance of the Term Loan, together with accrued and unpaid interest, shall be paid by Cardinal Colwich in full. (d) General. All payments due under this Agreement and the other Loan Documents shall be made in immediately available funds to the Lender at its office described in its signature page hereto unless the Lender gives notice to the contrary. Loan Agreement — Page 24

Payments so received at or before 1:00 p.m. Omaha, Nebraska time on any Business Day shall be deemed to have been received by the Lender on that Business Day. Payments received after 1:00 p.m. Omaha, Nebraska time on any Business Day shall be deemed to have been received on the next Business Day, and interest, if payable in respect of such payment, shall accrue thereon until such next Business Day. With respect to any payment due on any Obligation which is 10 days or more late, in addition to any rights and remedies Lender may have the applicable Borrower will be charged a late fee equal to 3% of the scheduled payment or $25 whichever is greater. Section 2.05. Interest Rates. (a) Interest shall accrue on the outstanding principal balance at the end of the day of each Loan at the Applicable Rate in effect for such Loan on such day; provided, however, that in no event shall the Applicable Rate be less than the Floor. (b) Upon or after the occurrence and during the continuation of any Event of Default and after the maturity date of any Loan, the principal amount of each Loan shall bear interest at a rate per annum equal to six percent (6.0%) above the interest rate that would otherwise apply under Section 2.05(a) above (the "Default Rate"). (c) In all cases, interest on the outstanding principal balance of all Loans and any other Obligations with respect to which interest accrues pursuant to the terms of this Agreement is computed on a 360 day basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under the Loans and other Obligations is computed using this method. (d) In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder or under the Notes and charged or collected pursuant to the terms of this Agreement or any other Loan Documents exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable thereto. If such a court determines that the Lender has charged or received interest hereunder or under the other Loan Documents in excess of the highest applicable rate, the Lender shall apply such excess to any other Obligations then due and payable, whether principal, interest, fees or otherwise, and shall refund the remainder of such excess interest, if any, to the applicable Borrower, and such rate shall automatically be reduced to the maximum rate permitted by such law. Section 2.06. Commitment Increases. At any time prior to ten (10) Business Days before the Termination Date applicable to the Revolving Credit Loan, Cardinal Ethanol may notify Lender that Cardinal Ethanol desires to effectuate an increase in the Revolving Credit Commitment (a "Commitment Increase"); provided, however, that (a) the aggregate amount of Commitment Increases may not exceed $10,000,000, (b) each Commitment Increase must be in an amount of not less than $1,000,000, and (c) the Revolving Credit Commitments and Advances provided pursuant to a Commitment Increase shall be available on the same terms as those applicable to the existing Revolving Credit Commitment and Advances. Cardinal Ethanol shall provide prompt notice of any proposed Commitment Increase to Lender. Lender shall have the option, in its sole discretion, to accept or deny any requested Commitment Increase. A Commitment Increase shall be conditioned upon (i) the receipt by Lender of an amendment to this Agreement in form and substance reasonably satisfactory to Lender signed by Borrowers and Lender, setting forth the agreed upon Commitment Increase, (ii) a corresponding amendment of the Revolving Credit Note, (iii) such other documentation or matters as Lender deems necessary, and (iv) Loan Agreement — Page 25 that, both before and after giving effect to such Commitment Increase, no Event of Default has occurred and is continuing or would result from the Commitment Increase, and that all representations and warranties made by the Borrowers in this Agreement and the other Loan Documents are true and correct in all material respects, unless such representation or warranty relates to an earlier date which remains true and correct as of such earlier date. Section 2.07. Prepayments. (a) If, at any time, the outstanding principal balance of all Advances under the Revolving Credit Loan exceeds the Revolving Credit Commitment at such time, Cardinal Ethanol shall immediately pay to the Lender an amount sufficient to reduce the aggregate unpaid principal amount of Revolving Credit Loan by an amount equal to such excess. (b) If, at any time, the outstanding principal balance of all Declining Revolving Credit Loans exceeds the Declining Revolving Credit Commitment at such time, Cardinal Ethanol shall immediately pay to the Lender an amount sufficient to reduce the aggregate unpaid principal amount of Declining Revolving Credit Loans by an amount equal to such excess. (c) If, at any time, the aggregate outstanding principal balance of all Advances under the Revolving Credit Loan exceeds the Borrowing Base at such time, Cardinal Ethanol shall immediately pay to the Lender an amount sufficient to reduce the aggregate unpaid principal amount of Revolving Credit Loan by an amount equal to such excess. (d) Cardinal Ethanol may prepay the APP Term Loan in whole or in part without penalty or premium. Partial prepayments shall be applied first to any fees and reimbursable expenses then due and payable pursuant to any of the Loan Documents, next to accrued and unpaid interest on the APP Term Loan and then to the principal installments due on the APP Term Loan in the inverse order of their maturities. (e) Cardinal Colwich may prepay the Term Loan in whole or in part without penalty or premium. Partial prepayments shall be applied first to any fees and reimbursable expenses then due and payable pursuant to any of the Loan Documents, next to accrued and unpaid interest on the Term Loan and then to the principal installments due on the Term Loan in the inverse order of their maturities. 2.09. Additional APP Construction Advance Procedures. (a) Initial APP Construction Advance. As a condition to Cardinal Ethanol submitting the initial Draw Request and Lender’s obligation to make the initial APP Construction Advance, the Lender shall be furnished with the following documents or instruments or satisfaction of the following conditions: (i) interim lien waivers or other evidence of payment acceptable to the Lender and/or the Title Company from all Persons who have furnished labor, materials and/or services in excess of $100,000 to the construction of the APP Improvements, covering work performed, materials and equipment supplied and services rendered to the date of the initial Draw Request; (ii) Cardinal Ethanol has obtained and been issued all Permits, including, but not limited to, building permits, required for the construction of the APP Improvements; and Loan Agreement — Page 26

(iii) | Cardinal Ethanol has submitted to the Lender a Draw Request in the form and with the supporting detail required in this Agreement. (b) Requirements for All APP Construction Advances. As a condition to Cardinal Ethanol submitting the any Draw Request and Lender’s obligation to make the requested APP Construction Advance, with each Draw Request Cardinal Ethanol shall furnish to the Lender the following documents or instruments or shall satisfy the following conditions: (i) Cardinal Ethanol has submitted to the Lender a Draw Request in the form and with the supporting detail required in this Agreement and signed by the Borrower; (ii) Cardinal Ethanol shall submit written Lien waivers from the applicable Contractor for work done, materials furnished and/or services provided by them in excess of $100,000 which were paid for by the immediately preceding Draw Request, along with all supporting invoices; (iii) | supporting invoices for the work done, materials furnished and/or services provided to be paid with the requested APP Construction Advance; (iv) if required by Lender or the applicable Title Company, approval of the Draw Request by the Construction Inspector; (v) the terms and conditions with respect to APP Construction Advances contained in the APP Disbursing Agreement have been satisfied; and (vi) such other documents and matters as are reasonably required by the Lender. The Lender may approve APP Construction Advances for stored materials or equipment required for construction of the APP Improvements, provided that such materials or equipment are securely stored, properly inventoried and marked to indicate they are the property of Cardinal Ethanol, if stored offsite are stored in a bonded warehouse or facility where the Person who has control of such facility bears the risk of loss until delivery to the Project and comply with such other reasonable requirements as may be imposed by the Lender. 2.10. Annual Servicing Fee. The Borrowers shall jointly and severally pay to the Lender an annual servicing fee equal to $10,000 with the first such fee paid on the Closing Date and each subsequent fee paid on each anniversary of the Closing Date during the term of this Agreement. 2.11. Non-Use Fee. Cardinal Ethanol agrees to pay to the Lender, on the first day of each calendar quarter for the immediately preceding calendar quarter, a fee (the "Non-Use Fee") equal to the sum of, for each day during such preceding calendar quarter, (i) the amount obtained by multiplying (a) the difference between the Revolving Credit Commitment and the Daily Credit Balance applicable to the Revolving Credit Loan for such day, times (b) the Applicable Margin for the Non-Use Fee, times (c) the fraction, 1/360, plus (ii) the amount obtained by multiplying (a) the difference between the Declining Revolving Credit Commitment and the Daily Credit Balance applicable to the Declining Revolving Credit Loan for such day, times (b) the Applicable Margin for the Non-Use Fee, times (c) the fraction, 1/360. Loan Agreement — Page 27

2.12. Origination Fee. The Borrowers shall jointly and severally pay to the Lender at closing a fee equal to $110,000. Such fee shall be deemed fully earned and nonrefundable at the closing of the transactions contemplated hereby and shall be paid on the Closing Date. This fee shall compensate the Lender for the costs associated with the origination, structuring, processing, approving and closing of the transactions contemplated by this Agreement, including, but not limited to, administrative, general overhead and lost opportunity costs, but not including any out-of-pocket or other costs, fees or expenses for which the Borrowers have agreed to reimburse the Lender or any other persons pursuant to any other provision of this Agreement or the other Loan Documents or any commitment letter, letter of intent or similar agreement. 2.13. Application of Payments and Collections. Upon the occurrence and during the continuance of any Event of Default, the Borrowers irrevocably waives the right to direct the application of any and all payments and collections at any time or times received by the Lender from or on behalf of a Borrower, and the Borrowers agree that after the occurrence and during the continuance of any Event of Default the Lender has the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times by such persons against the Obligations, in such manner as the Lender may deem advisable, notwithstanding any entry by the Lender upon any of its books and records. 2.14. Allocation of Collateral Proceeds. Lender and the Borrowers acknowledge and agree that the Collateral secures the Obligations on a cross-collateralization basis. However, the Borrowers and Lender agree that the proceeds from any realization on the Mortgaged Property (other than inventory and accounts receivable and the proceeds thereof) as defined in the Mortgage encumbering the Project, will be first applied to the Lender's costs and expenses payable by Borrowers pursuant to Section 7.05 and any other costs and expenses of foreclosure or otherwise realizing on such Mortgaged Property, next to accrued and unpaid interest on the Declining Revolving Credit Loan or APP Term Loan, as applicable, next to the outstanding principal balance of the Declining Revolving Credit Loan or APP Term Loan, as applicable, next to accrued and unpaid interest on the Term Loan, next to the outstanding principal balance of the Term Loan, next to accrued and unpaid interest on the Revolving Credit Loan, next to the outstanding principal balance of the Revolving Credit Loan, and last to any other Obligations which remain outstanding. Proceeds from any realization on such Mortgaged Property will only be applied to the Revolving Credit Loan if any proceeds remain after the full and indefeasible payment of the Declining Revolving Credit Loan or APP Term Loan, as applicable, and the Term Loan. The Borrowers and Lender further agree that the proceeds from any realization on the Mortgaged Property (other than inventory and accounts receivable and the proceeds thereof) as defined in the Mortgage encumbering the Kansas Plant, will be first applied to the Lender's costs and expenses payable by Borrowers pursuant to Section 7.05 and any other costs and expenses of foreclosure or otherwise realizing on such Mortgaged Property, next to accrued and outstanding interest on the Term Loan, next to the outstanding principal balance of the Term Loan, next to accrued and unpaid interest on the Declining Revolving Credit Loan or APP Term Loan, as applicable, next to the outstanding principal balance of the Declining Revolving Credit Loan or APP Term Loan, as applicable, next to accrued and unpaid interest on the Revolving Credit Loan, next to the outstanding principal balance of the Revolving Credit Loan, and last to any other Obligations which remain outstanding. Proceeds from any realization on such Mortgaged Property will only be applied to the Revolving Credit Loan if any proceeds remain after the full and indefeasible payment of the Term Loan, Declining Revolving Credit Loan or APP Term Loan, as applicable. The Borrowers and Lender acknowledge and agree that the proceeds from any realization on Collateral consisting of Cardinal Ethanol’s inventory, accounts receivable, Margin Account Equity and the products and proceeds thereof will be applied first to the Lender's costs and expenses payable by Borrowers pursuant to Section 7.05 and any other costs and expenses of foreclosure or otherwise realizing Loan Agreement — Page 28 on such inventory, accounts receivable and Margin Account Equity Collateral, next to accrued and unpaid interest on the Revolving Credit Loan, next to the outstanding principal balance of the Revolving Credit Loan, next to accrued and unpaid interest on the Declining Revolving Credit Loan or APP Term Loan, as applicable, next to the outstanding principal balance of the Declining Revolving Credit Loan or APP Term Loan, as applicable, next to accrued and outstanding interest on the Term Loan, next to the outstanding principal balance of the Term Loan, and last to any other Obligations which remain outstanding. The Borrowers and Lender acknowledge and agree that the proceeds from any realization on Collateral consisting of Cardinal Colwich’s inventory, accounts receivable, Margin Account Equity and the products and proceeds thereof will be applied first to the Lender's costs and expenses payable by Borrowers pursuant to Section 7.05 and any other costs and expenses of foreclosure or otherwise realizing on such inventory, accounts receivable and Margin Account Equity Collateral, next to accrued and outstanding interest on the Term Loan, next to the outstanding principal balance of the Term Loan, next to accrued and unpaid interest on the Revolving Credit Loan, next to the outstanding principal balance of the Revolving Credit Loan, next to accrued and unpaid interest on the Declining Revolving Credit Loan or APP Term Loan, as applicable, next to the outstanding principal balance of the Declining Revolving Credit Loan or APP Term Loan, as applicable, and last to any other Obligations which remain outstanding. With respect to the proceeds of any other Collateral not specified in this Section above, the proceeds of such Collateral will be applied first to the Lender's costs and expenses payable by Borrowers pursuant to Section 7.05 and any other costs and expenses of foreclosure or otherwise realizing on such Collateral and next to the Obligations in such order and priority as is determined by Lender or required by applicable law. Section 2.15 Joint and Several Liability. Each of the Borrowers accepts joint and several liability hereunder in consideration of the financial accommodations provided or to be provided by the Lender under this Agreement and the other Loan Documents, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of the Borrowers to accept joint and several liability for the obligations of each other. Each of the Borrowers shall be jointly and severally liable for the Obligations. Each of the Borrower’s obligations arising as a result of the joint and several liability of such Borrower hereunder, with respect to Advances made to such Borrower hereunder, shall be separate and distinct obligations, but all such obligations shall be primary obligations of each Borrower. Each representation and warranty made on behalf of a Borrower shall be deemed for all purposes to have been made by all of the Borrowers and shall be binding upon and enforceable against each Borrower to the same extent as if the same had been made directly by each such Borrower. Upon the occurrence and during the continuation of any Event of Default, the Lender may proceed directly and at once, without notice, against any Borrower or any Guarantor to collect and recover the full amount, or any portion of, the Obligations, without first proceeding against any other Borrower or Guarantor or any other Person, or against any security or collateral for the Obligations. Each Borrower waives, to the maximum extent permitted by law, all suretyship defenses and consents and agrees that the Lender shall be under no obligation to marshal any assets in favor of any Borrower or Guarantor or against or in payment of any or all of the Obligations. Any reference to the “Borrower” or the “Borrowers” in this Agreement and in any other Loan Document means, each Borrower or each Borrower, individually, or the Borrowers collectively, as the context may require. Loan Agreement — Page 29

ARTICLE III REPRESENTATIONS AND WARRANTIES Section 3.01. Representations and Warranties. The Borrowers represent and warrant to the Lender that: (a) Cardinal Ethanol is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Indiana. Cardinal Colwich is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Kansas. Each Borrower is duly qualified and authorized to do business, in all states and jurisdictions wherein the character of the properties owned or held by it or the business being transacted by it makes such qualification necessary. (b) The Borrowers have full power to own or lease their property and carry on their business as now conducted or as disclosed to Lender, and the Borrowers have full power to make the Borrowings herein provided for, to execute and deliver this Agreement, the Notes and the other Loan Documents to which they are a party, and to perform their obligations hereunder and thereunder. Each Borrower has full power to execute and deliver all other instruments referred to or mentioned herein to which it is a party and to perform its obligations thereunder. This Agreement, the Notes and other Loan Documents when executed and delivered by the Borrowers will constitute the legal, valid and binding obligations of the Borrowers enforceable in accordance with their respective terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforceability of creditors’ rights generally and by general principles of equity. (c) The Borrowings herein provided for and the execution and delivery of this Agreement, the Notes, and all other Loan Documents and the performance of the obligations hereunder and thereunder, have been duly authorized by all appropriate and required proceedings and action and will not contravene any provisions of law or any regulation, order, writ, judgment, injunction, decree, permit, or license applicable to a Borrower or any of a Borrower’s property or conflict with or breach or constitute a default under a Borrower’s Articles of Organization, Operating Agreement or other governing or organizational agreement of such Borrower or under any indenture, agreement or security agreement to which such Borrower is a party or by which such Borrower is bound. No consent or approval of the officers, members, managers, or directors of a Borrower or any other Person or creditor are required as a condition to the effectiveness and validity of the Loan Documents. (d) All of the issued and outstanding membership interests of the Borrowers are validly issued, fully paid and non-assessable. (e) The Borrowers maintain their books on a fiscal year basis ending on September 30 of each year. The audited financial statements and schedules of Cardinal Ethanol for and as of the fiscal year ended September 30, 2023 and the unaudited financial statements (income statement, balance sheet and cash flow) of Cardinal Ethanol for the period ending November 30, 2023, certified by a financial officer of Cardinal Ethanol, copies of which have been delivered to the Lender, fairly present the financial condition of Cardinal Ethanol at such dates and the results of their operations for such periods, and since November 30, 2023, there has been no Material Adverse Effect. No information, exhibit or report furnished by or on behalf of the Borrowers or Guarantors to the Lender contains any material misstatement of fact or omits to state a material fact or any fact or information necessary to make the statements and information contained therein incomplete or not materially misleading. Loan Agreement — Page 30

(f) Except as described in the above financial statements or disclosed in Schedule 3.01(f), there are no actions, suits, arbitration proceedings or other proceedings of any nature pending or, to the knowledge of the Borrowers, threatened, or to the knowledge of the Borrowers any basis therefor, against either Borrower or any Guarantor at law or in equity, in any court or before any governmental department or agency or arbitrator or arbitration panel, which would result in any Material Adverse Effect. To the knowledge of the Borrowers, no proceedings of any nature for the revocation, suspension or liquidation of any Permit have been commenced or threatened against either Borrower. (g) To the knowledge of the Borrowers, each Borrower has filed all required federal, state and local tax returns and has paid all taxes as shown on such returns and all other taxes, assessments, FICA and other withholding taxes as they have become due. Except as described in the financial statements and reports referenced above, there are no tax claims which have been asserted against either Borrower, which are unpaid, and which would have a Material Adverse Effect. (h) The Borrowers have good and marketable title to all of its real, personal and mixed properties, and such properties are free and clear of all Liens except Permitted Liens. In respect of leased property, the Borrowers have valid and enforceable leasehold interests therein. (i) To the knowledge of the Borrowers, no Borrower is in violation of any term of its Articles of Organization or Operating Agreement or any term of any agreement, instrument, judgment, decree or order applicable to it, or in violation of any term of any statute, rule or governmental regulation applicable to it, including without limitation any Permit, the violation of which would have a Material Adverse Effect. Qj) To the best of Borrowers’ knowledge, the business and operations of each Borrower comply in all respects with all applicable federal, state, regional, county and local laws, including without limitation statutes, rules, regulations and ordinances relating to public health, safety or the environment or disposals to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use, handling or disposal of polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, its derivatives, by-products or other hydrocarbons), to exposure to toxic, hazardous, or other controlled, prohibited or regulated substances, to the transportation, storage, disposal, management or release of gaseous or liquid substances, and any regulation, order, injunction, judgment, declaration, notice or demand issued thereunder, except where the failure to so comply (individually or in the aggregate) would not reasonably be expected to have a Material Adverse Effect. (k) Neither Borrower has given, nor is it required to give, nor has it received, any notice, letter, citation, order, warning, complaint, inquiry, claim or demand to or from any Governmental Authority or in connection with any court proceeding that: (i) such Borrower has violated, or is about to violate, any federal, state, regional, county or local statute, law, rule, regulation, ordinance, Permit, judgment or order, including without limitation those relating to environmental, health or safety; (ii) there has been a release, or there is a threat of release, of hazardous substances (including, without limitation, petroleum, its by-products or derivatives, or other hydrocarbons) from such Borrower's property, facilities, equipment or vehicles; (iii) such Borrower may, or is liable, in whole or in part, for the costs of cleaning up, remediating or responding to a release of hazardous substances (including, without limitation, petroleum, its by- products or derivatives, or other hydrocarbons); or (iv) any of such Borrower's property or assets Loan Agreement — Page 31 are subject to a Lien in favor of any Governmental Authority for any liability, costs or damages, under any federal, state or local environmental law, rule or regulation arising from, or costs incurred by such Governmental Authority in response to, a release of a hazardous substance (including, without limitation, petroleum, its by-products or derivatives, or other hydrocarbons). (I) All statements by the Borrowers and Guarantors contained in any certificate, statement, document or other instrument or writing delivered by or on behalf of the Borrowers or Guarantors at any time pursuant to this Agreement or the other Loan Documents shall constitute representations and warranties made by the Borrowers and Guarantors hereunder. No representation or warranty of the Borrowers or Guarantors contained in this Agreement or any other Loan Document, and no statement contained in any certificate, schedule, list, financial statement or other instrument furnished to the Lender by or on behalf of the Borrowers or Guarantors contains, or will contain, any untrue statement of a material fact, or omits, or will omit, to state a material fact necessary to make the statements contained herein or therein not misleading. To the best of Borrowers’ knowledge, all information material to the transactions contemplated in this Agreement has been disclosed to the Lender. (m) No part of the proceeds of the Borrowings will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or to reduce or retire any indebtedness incurred for any such purpose. If requested by the Lender, the Borrowers will furnish to the Lender a statement in conformity with the requirements of Federal Reserve Form U 1 referred to in Regulation U to the foregoing effect. (n) The Borrowers do not have any commodity accounts or similar commodity hedging accounts except for those described in the Control Agreements. (0) Each “employee benefit plan”, “employee pension benefit plan”, “defined benefit plan” or “multi-employer benefit plan” (as such terms are defined in the Employee Retirement Income Security Act of 1974, as amended) which a Borrower has established, maintained or to which it is required to contribute (collectively, the “Plans”) is in compliance with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended (as amended, replaced or supplemented from time to time, “ERISA”), and the Internal Revenue Code and the rules and regulations thereunder as well as the Plan’s terms and conditions. There have been no “prohibited transactions” and no “reportable event” (as such terms are defined in ERISA) has occurred with respect to any Plan. Neither Borrower has a “multi-employer benefit plan”. The Borrowers have not incurred any liability to the Pension Benefit Guaranty Corporation in connection with a Plan, other than for premiums due in the ordinary course. (p) Each Borrower is and, after consummation of the transactions contemplated by this Agreement, will be Solvent. “Solvent” shall mean that, as of a particular date, (i) each Borrower is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the ordinary course of business; (ii) neither Borrower is engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Borrower’s property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Borrower is engaged, (iii) the fair value of the property of each Borrower is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Borrower and (iv) the present fair salable value of the assets of each Borrower is not less than the amount that will be required to pay the probable liability of such Borrower on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances Loan Agreement — Page 32 existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability. The Borrowers shall execute and deliver to the Lender a Solvency Certificate in form attached as Schedule 3.01(p) and incorporated herein by reference. (q) As of the date hereof, the Borrowers do not have any subsidiaries or affiliates other than those listed on Schedule 3.01(q) attached hereto and made a part hereof. (r) Neither Borrower is in default under or with respect to, or a party to, any contractual obligation that would, either individually or in the aggregate, have a Material Adverse Effect. No Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by the Loan Documents. (s) Neither Borrower is an “investment company” within the meaning of the Investment Company Act of 1940. (t) Each Permit is listed on Schedule 3.01(t), including each Permit in effect presently and those Permits to be obtained after the Closing Date as necessary or appropriate for operation of each Borrower’s ethanol plant at maximum capacity. (u) As of the Closing Date, there are no Material Contracts other than the agreements and contracts disclosed to the Lender pursuant to this Section. (i) Management Contracts. As of the Closing Date, there are no management contracts or material license agreements other than those listed on Schedule 3.01(u)(i). (ti) Supply Contracts. As of the Closing Date, there are no Supply Contracts other than those listed on Schedule 3.01(u)(ii). Each Borrower has made adequate provision for all storage facilities, equipment and inputs, including corn, as specified by such Borrower’s engineers for the maximum output and operation of the Project. (iii) | Sales and Marketing Contracts. As of the Closing Date, there are no Sales and Marketing Contracts other than those listed on Schedule 3.01 (u)(iii). (iv) Transportation Contracts. As of the Closing Date, there are no Transportation Contracts other than those listed on Schedule 3.01(u)(iv). (v) Utility Contracts. As of the Closing Date, there are no Utility Contracts other than those listed on Schedule 3.01(u)(v). Each Borrower has made suitable arrangements so that the Project and Kansas Plant have all necessary electrical, natural gas, water, storm and sewer facilities in place for the proper construction and operation of the Project and Kansas Plant at maximum efficiency. Each Material Contract is in full force and effect and there are no defaults now existing or to the knowledge of the Borrowers which would or may occur with the giving of notice or the passage of time. The parties intend and agree that the assignments and consents listed in Schedule 3.01(u) issued under and in support of the Current Credit Agreement shall remain in full force effect and shall secure and support the Loans. Any reference in such assignments to a "Loan Agreement" shall hereby be deemed amended to reference this Agreement. Loan Agreement — Page 33

(v) As of the Closing Date and to the best of the Borrowers’ knowledge and belief based upon the Borrowers’ knowledge of and experience in the ethanol production industry, the Projections fairly present Borrowers’ reasonable forecast of the results of operations and changes in cash flows for the periods covered thereby, based on the assumptions set forth therein, which assumptions are reasonable based on historical experience and presently known facts. Since the date of such Projections, there have been no changes with respect to Borrowers or their Subsidiaries which could reasonably be expected to result in, singly or in the aggregate, a material discrepancy between such Projections and Borrowers’ actual results for the periods stated. (w) The Project was constructed in material compliance with its plans and specifications and the applicable Permits and is being operated in accordance with the Permits and applicable law. The exterior lines of the improvements related to the Project are, and at all times will be, within the boundary lines of the applicable Real Estate, and Cardinal Ethanol has examined and is familiar with all applicable covenants, conditions, restrictions and reservations and with all applicable requirements of all Governmental Authorities, including without limitation, building codes and zoning, environmental, hazardous substance, energy and pollution control laws, ordinances and regulations affecting the Project. To the best of Cardinal Ethanol’s knowledge, neither the construction of the Project nor the operation thereof violates or will upon completion violate any building or other Permit or license necessary for the construction and/or operation of the Project or any condition, easement, right-of-way, covenant or restriction affecting the applicable Real Estate or any portion thereof. All utilities and services necessary for the construction and operation of the Project are available to the Project or will be brought to the Project. The applicable Real Estate is duly and validly zoned to permit the construction and operation of the Project. To the best of Cardinal Colwich’s knowledge, the Kansas Plant was constructed in material compliance with its plans and specifications and the applicable Permits and is capable of being operated in accordance with the Permits and applicable law. Except for the Encroachment defined and described in the Encroachment Easement, the exterior lines of the improvements related to the Kansas Plant are, and at all times will be, within the boundary lines of the applicable Real Estate, and Cardinal Colwich has examined and is familiar with all applicable covenants, conditions, restrictions and reservations and with all applicable requirements of all Governmental Authorities, including without limitation, building codes and zoning, environmental, hazardous substance, energy and pollution control laws, ordinances and regulations affecting the Kansas Plant. To the best of Cardinal Colwich’s knowledge, the operation of the Kansas Plant does not violate any building or other Permit or license necessary for the operation of the Kansas Plant or any condition, easement, right-of-way, covenant or restriction affecting the applicable Real Estate or any portion thereof. All utilities and services necessary for the operation of the Kansas Plant are available to the Kansas Plant or will be brought to the Kansas Plant in connection with bringing the Kansas Plant into a production environment. The applicable Real Estate is duly and validly zoned to permit the construction and operation of the Kansas Plant. (x) The APP Budget sets forth all expenses and costs incurred or estimated to be incurred and reserves to be established and maintained in connection with the construction and completion of the APP Improvements, including a sources and uses of funds. The APP Budget further identifies all costs and expenses of the APP Improvements which may be funded with the Declining Revolving Credit Loan. To the best of Cardinal Ethanol's knowledge and belief, the APP Budget is accurate and complete. Loan Agreement — Page 34

(y) All contracts relating to the construction of the APP Improvements are each in full force and effect and no material default thereunder has occurred or will occur upon the giving of notice, the passage of time or both. Cardinal Ethanol shall perform all of its obligations under all contracts relating to the construction of the APP Improvements. Cardinal Ethanol hereby collaterally assigns to the Lender the contracts relating to the construction of the APP Improvements. (z) The Water Sharing Agreement has been duly assigned to Cardinal Colwich, is in full force and effect, no default or event of default by any party to the Water Sharing Agreement has occurred or would occur with the giving of notice or the passage of time, and no material reduction in the volumes of water available to Cardinal Colwich under the Water Sharing Agreement has been made or threatened. (aa) (i) None of the Borrowers, Guarantors, any of their respective Subsidiaries or Affiliates, or any of their respective members, managers, officers, or, to the knowledge of the Borrowers, Guarantors, or such Subsidiaries or Affiliates, or (ii) any employee, agent, or representative of the Borrowers, Guarantors, or any of their Subsidiaries or Affiliates that will act in any capacity in connection with or benefit from the Loans, (A) is a Sanctioned Person or currently the subject or target of any Sanctions, (B) is controlled by or is acting on behalf of a Sanctioned Person, (C) has its assets located in a Sanctioned Country, (D) is under administrative, civil, or criminal investigation for an alleged violation of, or received notice from or made a voluntary disclosure to any Governmental Authority regarding a possible violation of, Anti- Corruption Laws, Anti-Money Laundering Laws, or Sanctions by a Governmental Authority that enforces Sanctions or any Anti-Corruption Laws or Anti-Money Laundering Laws, or (E) directly or indirectly derives revenues from investments in, or transactions with, Sanctioned Persons. Each of the Borrowers, Guarantors, and their respective Subsidiaries and Affiliates has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrowers, Guarantors, and their respective Subsidiaries and Affiliates and their respective members, managers, officers, employees, and agents with all Anti-Corruption Laws, Anti-Money Laundering Laws, and applicable Sanctions. Each of the Borrowers, Guarantors, and their Subsidiaries, Affiliates, and each member, manager, officer, and to the knowledge of the Borrowers or Guarantors, employee and agent of the Borrowers, Guarantors and each such Affiliate and Subsidiary, is in compliance with all Anti-Corruption Laws, Anti-Money Laundering Laws in all respects and applicable Sanctions. No proceeds of any Borrowing have been used, directly or indirectly, by the Borrowers, any of their Subsidiaries or Affiliates or any of its or their respective members, managers, officers, employees, and agents in violation of this Section. (bb) In connection with its collection, storage, transfer (including, without limitation, any transfer across national borders), and/or use of any personally identifiable information from any individuals, including, without limitation, any franchisees, customers, prospective customers, employees and/or other third parties (collectively “Personal Information”), to their knowledge, the Borrowers have been in compliance with all applicable laws in all relevant jurisdictions, the Borrowers’ privacy policies and the requirements of any contract or codes of conduct to which such Borrowers are a party. The Borrowers have commercially reasonable physical, technical, organizational, and administrative security measures and policies in place to protect all Personal Information collected by it or on its behalf from and against unauthorized access, use and/or disclosure. To their knowledge, the Borrowers are and have been in compliance in all material respects with all laws relating to data loss, theft, and breach of security notification obligations. Loan Agreement — Page 35

(cc) No Borrower is a “foreign person” within the meaning of Section 1445(f) of the Internal Revenue Code. (dd) None of the Real Estate is located in a Flood Zone, or, if any portion of the Real Estate is, or will be, located within such area, Borrowers have obtained the insurance required under the Flood Program and otherwise required in this Agreement. ARTICLE IV COVENANTS The Borrowers covenant and agree with the Lender that so long as any Obligations remain outstanding or Lender has any obligation to extend credit hereunder, except to the extent compliance in any case is waived in writing by the Lender: Section 4.01. Existence. Each Borrower will maintain in good standing its existence and its right to transact business in each state in which it operates, and will continue to engage in the same lines of business in which it is presently engaged. Section 4.02. Inspection and Records. The Borrowers will permit the Lender and any agent of the Lender to visit and inspect any of their properties, corporate books, financial records, grain and inventory warehouses, and grain and ethanol and distiller's grains inventory records, and to discuss their affairs, finances and accounts with its principal officers and independent public accountants, all at such reasonable times and as often as the Lender may reasonably request. At the request of Lender, the Borrowers shall permit, and will cooperate with the Lender in arranging for, inspections from time to time of the Borrowers’ facilities and audits of the Collateral. The Borrowers acknowledge that any reports and inspections conducted or generated by the Lender or its agents or representatives, shall be made for the sole benefit of the Lender and not for the benefit of the Borrowers, Guarantors, or any third party, and the Lender does not assume any liability, responsibility or obligation to the Borrowers, Guarantors or any third party by reason of such inspections or reports. The reasonable costs and expenses of such audits and inspections made by the Lender shall be paid or reimbursed jointly and severally by the Borrowers. Cardinal Ethanol will further permit, and will cooperate with the Lender in arranging, inspections from time to time of the APP Improvements by the Construction Inspector or other representatives of the Lender. The Borrowers acknowledge that any Construction Inspector Reports, or other reports and inspections conducted or generated by the Lender or its agents or representatives, shall be made for the sole benefit of the Lender and not for the benefit of the Borrowers, Guarantors or any third party, and the Lender does not assume any liability, responsibility or obligation to the Borrowers, Guarantors or any third party by reason of such Construction Inspector Reports, inspections or reports, and the Borrowers may not rely on any such Construction Inspector Reports, inspections or reports. The costs and expenses of such Construction Inspector Reports, audits and inspections made by the Lender shall be jointly and severally paid or reimbursed by the Borrowers. Section 4.03. Insurance _and Maintenance of Properties. The Borrowers will maintain insurance of the kinds, covering the risks, and in such amounts acceptable to the Lender, which policies (except policies of liability insurance) shall cover all operating, physical properties of the Borrowers and will keep all their operating, physical properties in good repair, ordinary wear and tear and damage by fire or other casualty, however caused, excepted. All policies of casualty insurance providing coverage for Collateral shall name the Lender as additional insured and as additional lender loss payee, except for Workers Compensation and D&O coverages. All such endorsements, except D&O coverage, shall comply with the terms and conditions of the Mortgage and Security Agreement and shall provide, in any event, that no such policy shall be cancelled, materially reduced in amount or materially changed in Loan Agreement — Page 36 coverage without at least thirty (30) days prior written notice to the Lender of such cancellation, reduction or change. The policies of insurance required below shall be in form and content satisfactory to the Lender and shall be placed with financially sound and reputable insurers. Acceptance of insurance policies referred to below shall not bar the Lender from requiring additional insurance, which it or they deem reasonably deems necessary. Specifically, the Borrowers will maintain the following policies of insurance: (a) An All Risk property policy of insurance with coverage equal to the replacement cost of the Project and Kansas Plant, as well as casualty/umbrella (Commercial General Liability) insurance) insuring the Project and Kansas Plant against all risks, including flood, earthquake, and mechanical and electrical breakdown including testing to the full value of the Project and Kansas Plant (subject to reasonable loss deductible provisions). Lender's interest shall be protected by naming the Lender as additional insured on the liability policies and lenders loss payee on the property policies; (b) Casualty (Commercial General Liability) & Umbrella insurance (including products and completed operations, operations of subcontractors, and contractual liability insurance) with coverage in the amount of $2,000,000 in the form of either a $2,000,000 primary policy or a $1,000,000 primary policy and a $1,000,000 Umbrella policy. Lender's interest shall be protected by naming the Lender as an additional named insured on all such policies; (c) State worker’s compensation insurance, with statutory limits, and Employer’s Liability coverage with coverage of no less than $500,000 in each State (collectively, "Workers Compensation"); (d) Business automobile liability insurance insuring all vehicles on the site, including hired and non-owned liability with coverage in the amount of $2,000,000 in the form of either a $2,000,000 primary policy or a $1,000,000 primary policy and a $1,000,000 Umbrella policy; (e) Environmental insurance shall be provided covering clean up and removal, in policy amounts and scope of coverage reasonably acceptable to the Lender; (f) Directors/Officers errors and omissions coverage of no less than $2,000,000 ("D&O"); (g) Business Interruption and Extra Expense insurance equal to 100% of the projected revenue loss during a potential interruption of production at either the Project or Kansas Plant of not less than six months; and (h) Such other coverages as the Lender reasonably requires from time to time. Section 4.04. Notices. The Borrowers will notify the Lender immediately if they become aware of (a) the occurrence of any Default, (b) any other event or circumstance that would result in a Material Adverse Effect, (c) a material adverse change in the business, operations, financial condition (including, without limitation, proceedings in bankruptcy, insolvency, reorganization, or the appointment of a receiver or trustee), or (d) any failure of the Borrowers to observe any of their undertakings under the Loan Documents. The Borrowers shall also notify the Lender in writing of any default under any Material Contract or any other indenture, agreement, contract, lease, license, licensing agreement or other instrument to which a Borrower is a party or under which a Borrower is obligated, and of any acceleration of the maturity of any indebtedness of a Borrower which default or acceleration would have a Material Adverse Effect on the Borrowers or on the Collateral. The Borrowers shall also notify the Lender of any proceeding or investigation of any nature with respect to either Borrower’s Permits. The Borrowers shall Loan Agreement — Page 37 take all steps necessary to remedy promptly any of the foregoing defaults, investigations or proceedings, to protect against any such adverse claim, to defend any such proceeding and to resolve all such controversies. The Borrowers shall also notify the Lender immediately if Cardinal Colwich gets notice of termination of the Water Sharing Agreement or gets notification that the volumes of water Cardinal Colwich may access under the Water Sharing Agreement is being reduced for any reason. Section 4.05. Compliance with Laws; Payment of Debts, Taxes and Claims. The Borrowers will comply in all material respects with all statutes, laws and governmental rules, regulations, Permits and orders applicable to their business, properties and assets. In addition, the Borrowers shall maintain in full force and effect all Permits, licenses and licensing agreements and the Borrowers shall comply in all material respects with the provisions and requirements of such Permits and licenses and/or licensing agreements. The Borrowers will promptly pay and discharge prior to delinquency all debts, accounts, liabilities, taxes, assessments and other governmental charges or levies imposed upon, or due from, the Borrowers, as well as all claims of any kind (including claims for labor, materials and supplies) which, if unpaid, might by law become a Lien upon any of its property, except that nothing herein contained shall be interpreted to require the payment of any such debt, account, liability, tax, assessment or charge so long as its validity is being contested in good faith by appropriate legal proceedings and against which, if requested by the Lender or required by GAAP, reserves satisfactory to and deposited with the Lender have been made therefor. Such reserves shall constitute additional Collateral and the Borrowers hereby grant the Lender a first priority security interest in such reserves. Section 4.06. Fundamental Changes: Acquisitions. Neither Borrower shall dissolve, wind up, liquidate, merge into or consolidate with, or suffer or permit itself to be merged into or consolidated with, any other Person, or sell, convey or transfer all or substantially all of its assets to any Person. Neither Borrower shall change its name without the prior written consent of the Lender, which shall not be unreasonably withheld. Neither Borrower shall purchase or otherwise acquire the assets or equity interests of any other Person or Persons; provided, however, that the term "acquisition," as used in the sentence, shall not include the purchase of grain, inputs or inventory in the ordinary course of a Borrower's business. The Borrowers will not engage in lines of business or operations unrelated to the current lines of business and operations conducted by the Borrowers. Section 4.07. Construction of the APP Improvements. Cardinal Ethanol shall diligently construct the APP Improvements in material compliance with applicable Permits. Cardinal Ethanol shall, at its own expense, remedy in a manner satisfactory to the Lender such portions or aspects of the construction of the APP Improvements as the Lender may reasonably determine are not in compliance (in any material respect) with such Permits, or any applicable laws or regulations. Cardinal Ethanol will operate the Project in accordance with the Permits and applicable law. Cardinal Colwich will operate the Kansas Plant in accordance with the Permits and applicable law. Cardinal Ethanol will permit the Lender, Construction Inspector and any other representative of the Lender to review all Change Orders relating to the APP Improvements, to inspect all work and materials relating to the APP Improvements for which payment is required, to submit progress inspection reports relating to the APP Improvements, and to discuss its affairs, finances and accounts with any of its officers and with its independent certified public accountants, all at the expense of the Borrowers and at such reasonable times and as often as the Lender may reasonably request. Cardinal Ethanol will promptly notify Lender of any default or imminent default under any material contract relating to the construction of the APP Improvements. Section 4.08. Working Capital. The Borrowers must maintain at all times consolidated minimum Working Capital of not less than $25,000,000, measured monthly. Section 4.09. Fixed Charge Coverage Ratio/Debt Service Coverage Ratio. For any reporting period, if the Borrowers’ consolidated Working Capital is less than $35,000,000 after giving effect to all Loan Agreement — Page 38 distributions permitted in this Agreement made during such reporting period, the Borrowers must maintain a consolidated Fixed Charge Coverage Ratio, measured at the end of each full fiscal quarter on a rolling four quarter basis, of no less than 1.15:1.0. However, for any reporting period, if the Borrowers’ consolidated Working Capital is equal to or more than $35,000,000 after giving effect to all distributions permitted in this Agreement made during such reporting period, the Borrowers must maintain a consolidated Debt Service Coverage Ratio, measured at the end of each full fiscal quarter on a rolling four quarter basis, of no less than 1.25:1.0 in lieu of the Fixed Charge Coverage Ratio. The foregoing Fixed Charge Coverage Ratio or Debt Service Coverage Ratio, as applicable, shall be tested by Lender quarterly on a fiscal quarter rolling four quarter average basis; provided, however, that payments on the APP Term Note will only be included in the calculation of the Fixed Charge Coverage Ratio or Debt Service Coverage Ratio, as applicable, commencing on the first fiscal quarter following the APP Loan Conversion and annualized every quarter thereafter until one full fiscal year has elapsed, and thereafter, such calculation of the Fixed Charge Coverage Ratio or Debt Service Coverage Ratio, as applicable, shall be calculated on a rolling four quarter basis. Section 4.10. Capital Expenditures. The Borrowers shall not make any expenditures for fixed or capital assets if, after giving effect thereto, the aggregate of all such expenditures by the Borrowers exceeds $10,000,000 during any fiscal year, unless agreed to in advance by the Lender in writing; provided, however, that the acquisition costs of the Kansas Plant, and until the APP Loan Conversion, the cost of APP Improvements, shall be excluded from the calculation of capital expenditures. Section 4.11. Material Contracts. The Borrowers will notify the Lender of the existence of any Material Contract promptly upon entering into the same. The Borrowers agree to promptly execute and deliver to the Lender such collateral assignments and take such other actions as the Lender requests to perfect Lender's security interest in the Borrowers’ respective rights under such Material Contracts. In addition, the Borrowers will assign to the Lender, in form acceptable to the Lender, all operational, design and intellectual property licenses applicable to the Borrowers, together with all Utility Contracts, grain procurement contracts, grain and ethanol Financial Instrument Agreements, as the same are obtained by a Borrower from time to time, together with all consents from the vendors and other parties under such contracts. Section 4.12. Financial Reports. The Borrowers will maintain a system of accounting in accordance with GAAP, consistently applied, and will furnish to the Lender such information respecting the business and financial condition of the Borrowers as the Lender may reasonably request; and without request Borrowers will furnish each of the following to the Lender: (a) The Borrowers’ year end audited financial statements (to include, but not be limited to, balance sheet, income statement, and cash flow statement, each setting forth in comparative form figures for the preceding fiscal year of the Borrowers), audited and accompanied by an unqualified audit report by a certified public accounting firm acceptable to the Lender as soon as available and in any event within one hundred twenty (120) days after the end of the Borrowers’ fiscal years; (b) The Borrowers’ interim monthly financial statements (to include its unaudited balance sheet as of the end of each such period and the related unaudited income and cash flow statements for such period and the portion of the fiscal year through such date, setting forth in each case in comparative form the figures for the previous year) and an accounts receivable and accounts payable aging schedule as soon as available, but in any event within thirty (30) days after the end of each month (subject to normal year-end adjustments and the absence of footnotes); Loan Agreement — Page 39

(c) A borrowing base certificate (in form satisfactory to the Lender and with all supporting documentation, and including, without limitation, finished goods-ethanol, corn oil and distiller's grain inventory, accounts receivable, corn inventory, and Margin Account Equity) at the initial Advance on the Revolving Credit Loan and monthly thereafter as soon as available but in any event no later than thirty (30) days after the last day of each month or at such other time as requested by the Lender; (d) The Borrowers’ daily commodity position reports which states the Borrowers’ ownership position in grains, ethanol and natural gas and, for each, the amount thereof hedged, and a monthly hedging report summary as soon as available but in any event no later than thirty (30) days after the last day of each month and at such other time as the Lender may request, and the Borrowers’ hedging account brokerage statements on a daily basis as soon as available; (e) as soon as available and in any event within 30 days after the end of each month, a production report certified by the Chief Financial Officer or equivalent of the Borrowers as to accuracy, which sets forth pertinent information in respect of the amount of ethanol and DDGS produced, input, output and utility costs, transportation costs, utilization and other information as the Lender may reasonably specify from time to time; (f) Within thirty (30) days after the end of each quarter, a certificate of the Borrowers signed by the Chief Financial Officer or equivalent of the Borrowers substantially in the form of Exhibit D attached hereto and incorporated herein by reference, (i) demonstrating compliance with the financial covenants contained in this Agreement above by calculation thereof as of the end of each such fiscal period, and compliance with the capital expenditure limitations provided for in this Agreement above, (ii) stating that no Event of Default exists, or if any Event of Default does exist, specifying the nature and extent thereof and what action the Borrowers propose to take with respect thereto, (iii) certifying that all of the representations and warranties made by the Borrowers in this Agreement and/or in any other Loan Document are true and correct on and as of such date as if made on and as of such date and (iv) certifying that Borrowers are in compliance with their respective Risk Management Policy approved by the Lender; (g) concurrently with the delivery of the financial statements referred to in clause (a) above, a copy of the Borrowers’ pro forma financial covenant calculation and annual budget for the subsequent fiscal year of the Borrowers, containing a pro forma balance sheet of the Borrowers as of the end of such subsequent fiscal year and the related pro forma income statement and cash flow of the Borrowers for such subsequent fiscal year, and including the Borrowers’ projected capital projects and expenditures for such year (the foregoing collectively referred to as the "Projections", (h) The Borrowers shall authorize all Governmental Authorities to furnish reports of examinations, records and other information relating to the condition and affairs of the Borrowers and the Project, and any information from reports, returns, files and records of such Governmental Authorities regarding the Borrowers upon request to the Lender; and (i) promptly following any request therefor, such other information regarding the results of operations, business affairs and financial condition of the Borrowers or Guarantors and such information about the Project or Kansas Plant as the Lender may reasonably request. All financial statements required hereunder shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP (consistent with the financial statements referred to above) and applied consistently throughout the periods reflected therein. Without the prior written consent of the Lender, the Borrowers will not change in any material way the accounting Loan Agreement — Page 40 principles upon which the financial statements referenced above were prepared and based except for changes made as a result of changes in or to GAAP. Section 4.13. Debt. The Borrowers shall not create, incur or assume any Debt except for Permitted Debt. Section 4.14. _ Redemptions; Distributions. The Borrowers shall not purchase or acquire units or shares of its outstanding membership interests without the prior written consent of Lender. Further, the Borrowers may not make or pay without the prior written consent of Lender distributions or dividends to its members or shareholders if (i) an Event of Default has occurred and is continuing, or (ii) the Borrowers are not in compliance with the financial covenants contained in Sections 4.08 and 4.09 of this Agreement, both before and after giving effect to the payment of such distribution or dividend. Section 4.15. Hedge Agreements. The Borrowers, at their discretion, may maintain hedging contracts with respect to its ethanol, natural gas and grain positions in compliance with Borrowers’ risk management policy; provided, however, in no event shall the Borrowers’ unhedged grain position violate the requirements of the State of Indiana Grain Code, Kansas Grain Code, and/or the USDA Federal Grain Code, and any regulations and interpretations issued thereunder, as they may be amended from time to time. Section 4.16. Negative Pledge. The Borrowers shall not incur or permit to exist any Liens against any of its property except (collectively, "Permitted Liens"): (a) pledges or deposits in connection with or to secure worker's compensation employment insurance, pensions or other employee benefits, or in connection with leases or other contracts, or to secure public or statutory obligations, or to secure surety or appeal bonds; (b) Liens for taxes, assessments or governmental charges or levies to the extent not delinquent or that are being diligently contested in good faith by appropriate proceedings and for which Borrower has set aside adequate reserves in accordance with generally accepted accounting principles; (c) Liens arising under the Loan Documents; (d) purchase money Liens upon or in property acquired or held by Borrower in the ordinary course of business to secure the purchase price of such property or to secure indebtedness incurred solely for the purpose of financing the acquisition of any such property to be subject to such Liens, or Liens existing on any such property at the time of acquisition, or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided that no such Lien shall extend to or cover any property other than the property being acquired and no such extension, renewal or replacement shall extend to or cover property not theretofore subject to the Lien being extended, renewed or replaced, and provided, further, that the aggregate principal amount of debt at any one time outstanding secured by Liens permitted by this clause (d) shall not exceed $100,000; (e) Liens imposed by law, such as carriers’, workmen’s and repairmen’s liens and other similar Liens arising in the ordinary course of business securing obligations which are not overdue by more than 60 days or which have been fully bonded or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves have been set aside in accordance with generally accepted accounting principles; Loan Agreement — Page 41

(f) easements, rights-of-way, zoning and other similar restrictions and encumbrances, which do not (individually or in the aggregate) materially detract from the use of the property to which they attach by the Borrower; (g) Liens of Commodity Intermediaries as described in the Control Agreements; (h) the Permitted Encumbrances defined in the Mortgage; (i) Liens disclosed in Exhibit C attached to this Agreement and incorporated herein by reference; and (j) Liens securing intercompany loans from Cardinal Ethanol to Cardinal Colwich so long as such Liens are subordinated to Lender’s Liens securing the Obligations under the Subordination Agreement. Section 4.17. Environmental, Health and Safety Laws. The Borrowers will comply in all material respects with the requirements of all federal, state and local environmental and health and safety laws, rules, regulations and orders applicable to or pertaining to their properties or business operations. Without limiting the foregoing, each Borrowers will not, except in accordance with applicable law, dispose of any hazardous substance into, onto or from any real property owned or operated by the Borrowers. The Borrowers shall promptly provide the Lender with copies of any notice or other instrument of the type described in Section 3.01(k) hereof, after an officer of a Borrower receives such notice or instrument. Section 4.18. Change Orders. No extra work, materials or equipment shall be ordered or allowed and no change or amendment shall be made to the contracts relating to the construction of the APP Improvements (all such extra work, equipment or materials and changes or amendments being referred to in this Agreement as "Change Orders") without the prior written consent of the Lender, which consent shall not be unreasonably withheld, except that such consent shall not be required with respect to individual Change Orders involving a cost of $100,000 or less until the aggregate cost of Change Orders not required to be consented to by the Lender exceeds $500,000. Upon Lender’s request, Cardinal Ethanol will furnish the Lender with copies of all Change Orders, regardless of amount. Section 4.19. Funding Losses. If the Borrowers make any prepayment of principal with respect to the Declining Revolving Credit Loan prior to the date such Declining Revolving Credit Loan commences revolving, the Borrowers shall reimburse the Lender, on demand, for any resulting Negative Termination Value along with any resulting loss, breakage fees or expense (including without limitation, administrative costs) incurred by Lender, provided that Lender shall have delivered to the Borrowers a certificate as to the amount of such Negative Termination Value, loss or expense, which certificate shall be conclusive in the absence of manifest error. Section 4.20. Contingent Liabilities. Neither Borrower shall not guarantee, endorse, agree to furnish funds for the payment of, or otherwise become or be contingently liable upon the indebtedness of any Person, except (a) endorsements of negotiable instruments in the ordinary course of business, and (b) commercially reasonable indemnity agreements by a Borrower in favor of their respective officers, directors, or managers. Section 4.21. Commodity Accounts. Neither Borrower shall establish or maintain any commodity account or similar commodity hedging account unless the commodity intermediary in respect of such account has entered into a control agreement with the applicable Borrower and the Lender which provides that Lender, as secured party, has "control" of such commodity account and all commodity Loan Agreement — Page 42 contracts carried in such commodity account for purposes of Section 9-106(b)(2) of the Uniform Commercial Code as in effect in the applicable jurisdiction and which control agreement is otherwise reasonably acceptable in form and content to the Lender. Section 4.22. Property Maintenance. The Borrowers will keep their respective properties in good repair, working order, and condition and from time to time make any needful and proper repairs, renewals, replacements, extensions, additions, and improvements thereto so that the business of the Borrowers will be conducted at all times in accordance with prudent business management. Section 4.23. Litigation, Adverse Events. The Borrowers will promptly inform the Lender of the commencement of any material action, suit, proceeding, arbitration, mediation or investigation against either Borrower or any Guarantor, or the making of any counterclaim against either Borrower or any Guarantor and of all material Liens against any of either Borrower’s or any Guarantor’s property and promptly advise the Lender in writing of any other condition, event or act which comes to its attention that would or might materially prejudice Lender's rights under this Agreement or the Loan Documents or otherwise result in a Material Adverse Effect. Section 4.24. Location of Collateral. The Borrowers shall maintain all tangible Collateral, including, but not limited to grain and inventory, at the facilities described in Schedule A of their respective Security Agreement and the Borrowers shall not move grain, inventory or other tangible Collateral from such facilities or otherwise locate grain or any other tangible Collateral at any other facility without the prior written consent of the Lender. In addition, the Borrowers shall maintain their respective books and records relating to the Collateral at the facilities described in Schedule A of their respective Security Agreement. Notwithstanding the foregoing, the Borrowers may move Collateral between facilities identified on Schedule A of the Security Agreement and may sell inventory in the ordinary course of business without the consent of the Lender. Section 4.25. _ Cash Management Services. The Borrowers shall maintain their primary deposit accounts and all of the Borrowers’ cash management relationships and services with Lender. Section 4.26. Loans to Members. Neither Borrower will directly or indirectly loan amounts to or guarantee the debts of any Person, including, but not limited to an affiliate, subsidiary, parent of a Borrower, or any member, officer or employee thereof or to any entity controlled by such entity, officer, shareholder or employee. Section 4.27. Permits. The Borrowers will not permit any federal, state or local license, Permit, registration, consent or approval of any nature which is required or desirable in connection with the Borrowers’ business and the operation thereof to expire, lapse, terminate, be suspended or revoked for any reason. In addition, the Borrowers will timely apply for any renewals of any Permit required for the continued operation of the Project such that the operation of the Project will not be interrupted or suspended. Cardinal Colwich will promptly apply for all required Permits necessary to operate the Kansas Plant at full capacity which cannot be assigned to Cardinal Colwich in connection with its acquisition of the Kansas Plant. Section 4.28. Transactions With Affiliates and/or Members. The Borrowers will not enter into, or cause, suffer or permit to exist, any arrangement or contract with any of its affiliates or subsidiaries or members, in each case unless such arrangement or contract is an intercompany loan from Cardinal Ethanol to Cardinal Colwich permitted in this Agreement, which loan may be secured by a Permitted Lien, or (ii) is otherwise permitted by this Agreement, (iii) is in the ordinary course of business of the Borrowers or such affiliate or subsidiary or member, as the case may be, and (iii) is on terms no less favorable to the Borrowers or such affiliate or subsidiary or member than if such arrangement or contract Loan Agreement — Page 43 had been negotiated in good faith on an arm’s-length basis with a Person that is not an affiliate or subsidiary or member of the Borrowers. Section 4.29. Management. Neither Borrower will consent to the replacement of such Borrower's President, CEO, or general manager without the prior written consent of the Lender, not to be unreasonably withheld. In the event the President, CEO, or a general manager notifies a Borrower that the general manager is leaving such Borrower, Borrowers will promptly notify the Lender along with all information regarding the proposed replacement President, CEO, or general manager when available. Any new or replacement President, CEO, or general manager of the Project shall be subject to the prior written approval of the Lender, not to be unreasonably withheld. Section 4.30. Material Contracts. Except to the extent it would not result in a Material Adverse Effect, the Borrowers will not terminate, amend, modify, or waive any of its rights under (a) its Articles of Organization, Operating Agreement, or other organizational documents, or (b) any Material Contract. Section 4.31. _Keepwell. The Borrowers hereby absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Guarantor as may be needed by such Guarantor from time to time to honor all of its obligations under the Guaranty and other Loan Documents to which it is a party with respect to Swap Obligations that would, in the absence of the agreement in this Section 4,31, constitute Excluded Swap Obligations (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering the Borrowers’ obligations and undertakings under this Section voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of the Borrowers under this Section 4.31 shall remain in full force and effect until each Guarantor’s Liabilities under and as defined in its Guaranty have been indefeasibly paid and performed in full. The Borrowers intends this Section 4.31 to constitute, and this Section 4.31 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Guarantor for all purposes of the Commodity Exchange Act. Section 4.32. Kansas Plant Water Availability. Within two (2) years after the Closing Date, Cardinal Colwich will develop a plan acceptable to Lender (the “Water Plan”) to either (a) obtain an alternate source of sufficient volumes of water to operate the Kansas Plant at its maximum output to those provided for in the Water Sharing Agreement, or (b) enter into an amendment of the Water Sharing Agreement acceptable to Lender eliminating Kansas Gas & Electric’s ability to restrict access to or reduce the volumes of water available to the Kansas Plant as provided for in amended Sections 6B and 6C of the Water Sharing Agreement. Within three (3) years after the Closing Date, Cardinal Colwich shall implement and complete the parts of the approved Water Plan necessary to ensure access to sufficient quantities of water to efficiently operate the Kansas Plant at full capacity. If Cardinal Colwich fails to timely develop or implement the Water Plan, then Lender may declare an Event of Default on the Term Loan for such failure. Section 4.33. Kansas Plant Staffing. Promptly after the Closing, Cardinal Colwich shall hire and staff sufficient employees to operate the Kansas Plant at its maximum capacity. Section 4.34. Bond Debt. At such time as the tax abatement benefits of and associated with the Bond Debt have expired or are no longer available to Cardinal Colwich for any reason, Cardinal Colwich shall promptly cancel all underlying and outstanding bonds issued under the Bond Indenture referenced in the definition of the term Bond Debt. Cardinal Colwich shall notify Lender in writing of the commencement and completion of such cancellation of the Bond Debt. Loan Agreement — Page 44

Section 4.35. Kansas Plant Title Insurance. On or about October 11, 2023, a suspected cyberattack impacted the Kansas judicial branch making case filings since that date inaccessible to the Kansas Title Company with respect to the title policy on the Kansas Plant and to the public generally (the “Search Outage”). Due to the Search Outage, the Kansas Title Company excepted from coverage under Lender’s loan policy of title insurance and Cardinal Colwich’s owner’s policy of title insurance on the Kansas Plant any lien, judgment, lawsuit, or other matter which was not disclosed or discovered by the Kansas Title Company due to the Search Outage (collectively, the “Kansas Plant Search Outage Exception”). Cardinal Colwich has entered into that certain Indemnity and Escrow Holdback Agreement dated on or about the date of this Agreement (the “Holdback Agreement”) with Creative Planning Business Alliance, LLC (the Receiver for Element, LLC) and the Kansas Title Company to cover and escrow funds to satisfy any Kansas Plant Search Outage Exception which is discovered by the Kansas Title Company when it is able to conduct a search of the records it is unable to search due to the Search Outage. Cardinal Colwich agrees to enforce its rights under the Holdback Agreement to cure or remove any Kansas Plant Search Outage Exception the Kansas Title Company includes in or excepts from coverage under Lender’s title policy on the Kansas Plant, and to cause the Kansas Title Company to endorse Lender’s title policy on the Kansas Plant to remove the Kansas Plant Search Outage Exception therefrom, as contemplated in the Holdback Agreement. In the event Cardinal Colwich is unable to remove such Kansas Plant Search Outage Exception to Lender’s reasonable satisfaction under the Holdback Agreement, then Cardinal Colwich shall take all actions reasonably required by Lender to pay or satisfy any such Kansas Plant Search Outage Exception and to remove such Kansas Plant Search Outage Exception as an exclusion from Lender’s title policy on the Kansas Plant. Under no circumstances shall a Kansas Plant Search Outage Exception be deemed a Permitted Lien under this Agreement, or a Permitted Encumbrance under any Mortgage, unless Lender otherwise agrees in writing. ARTICLE V CONDITIONS PRECEDENT The obligation of Lender to make any Loan hereunder, shall be subject to the following conditions precedent: Section 5.01. Initial Advance on Loans. Before or concurrently with the initial Borrowing by the Borrowers on the Loans: (a) The Lender has received duly executed copies of each Loan Document; (b) The Lender has received copies of each Borrower's Articles of Organization or equivalent and Operating Agreement and any amendments thereto, certified in each instance by its Secretary or Assistant Secretary and a Certificate of Good Standing from the Indiana Secretary of State with respect to Cardinal Ethanol and the Kansas Secretary of State with respect to Cardinal Colwich; (c) The Lender has received copies of resolutions of each Borrower's Board of Directors authorizing the execution and delivery of the Loan Documents to which it is a party and the consummation of the transactions contemplated thereby together with specimen signatures of the persons authorized to execute such documents on such Borrower's behalf, all certified in each instance by its Secretary or Assistant Secretary; (d) The Lender has received evidence satisfactory to the Lender that the Liens granted by the Mortgage, Security Agreement and the Control Agreements create perfected first priority security interests; Loan Agreement — Page 45

(e) The Lender has received a duly executed Borrowing Base Certificate dated as of the Business Day preceding the Closing Date; (f) All legal matters incident to the execution and delivery of the Loan Documents shall be satisfactory to the Lender and its counsel; (g) The Lender has received the favorable written opinion of legal counsel to the Borrowers with respect to the transactions described herein and the transaction contemplated in the Asset Purchase Agreement, in form and substance acceptable to the Lender; (h) The Lender has received all fees and other amounts due and payable on or prior to the Closing Date, including the Origination Fee, annual servicing fee and amounts for reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers pursuant to this Agreement, under any other Loan Document, or any other agreement with Lender, and the payment by Borrowers of all of the Lender’s expenses, including attorneys’ fees and expenses and Title Company’s fees, premiums, and expenses, relating to the underwriting, approving, due diligence, documenting, negotiating, and closing this Agreement and the other Loan Documents; (i) The Lender has received copies of favorable UCC, tax, judgment, bankruptcy and fixture lien search reports (or other evidence of the same satisfactory to Lender) in all necessary or appropriate jurisdictions and under all legal and trade names of each Borrower and all other parties requested by the Lender, indicating that there are no prior Liens on any of the Collateral other than Permitted Liens; Gj) A copy of each executed Material Contract and, to the extent a Material Contract has not already been assigned pursuant to the Current Credit Agreement, assignments thereof and consents thereto required in this Agreement and the other Loan Documents, all of the foregoing in form and substance acceptable to the Lender; (k) Copies of certificates of insurance demonstrating the types, levels, deductibles, endorsements and other coverage parameter issues to the satisfaction of the Lender for casualty insurance, commercial general liability, an umbrella policy, business automobile liability insurance, environmental liability insurance, worker’s compensation insurance, and permanent all risk property insurance, all as required under this Agreement and the other Loan Documents, with all such insurance in full force and effect and approved by the Lender, in the exercise of its reasonable discretion, and naming the Lender as an additional insured and loss payee together with appropriate flood insurance, if the Real Estate is in a flood hazard area. In addition, Borrowers shall provide to the Lender proof of insurance for business interruption/extra expense coverage for six months of operating expenses, and also directors/officers errors and omissions coverage in a minimum amount of $2,000,000.00. Such certificates of insurance must describe the types and amounts of insurance (property and liability) carried by Borrowers, and in each case must name the Lender as loss payee or additional insured, as the case may be, and must include a stipulation that coverages will not be cancelled or diminished without at least 30 days’ prior written notice to the Lender, together with a lender’s loss payable endorsement; (l) The Lender has received and is satisfied with an endorsement to its current mortgagee title insurance policy on the Project assuring Lender that the Mortgage creates a valid and enforceable encumbrance on the Real Estate, free and clear of all defects and encumbrances except Permitted Liens, and the Lender has received an ALTA (or equivalent) mortgagee policy of title insurance in the maximum amount of the $22,000,000, with an insured closing letter, and Loan Agreement — Page 46 such endorsements as Lender may reasonably require, containing no exceptions to title (printed or otherwise) which are unacceptable to Lender, and insuring that the Mortgage on the Kansas Plant is a first priority Lien on the applicable Real Estate and related Mortgaged Property; (m) The Lender has received a Flood Certificate on each parcel of the Real Estate; (n) An Appraisal of the Kansas Plant reviewed and accepted by the Lender; (0) Copies of all Permits and other documents from the appropriate state, federal, city or county authority having jurisdiction over the Real Estate, the Project, and the Kansas Plant that provide to the reasonable satisfaction of the Lender that the Project and Kansas Plant each comply in all material respects with all applicable Permits, ordinances, laws and regulations, and such other evidence as the Lender shall reasonably request to establish that the Project, Kansas Plant and the contemplated use and operation thereof are permitted by and comply in all material respects with all applicable Permits, laws and regulations, and Lender’s review and approval of all Permits, variances and authorizations establishing that Cardinal Colwich can own and operate the Kansas Plant after its acquisition, including specifically the assignment of the air permit to Cardinal Colwich to operate the Kansas Plant and the consent of each required Governmental Authority to such assignment, (p) A current Phase I Environmental Report (and, if reasonably requested by Lender, a current Phase IJ Environmental Report), with respect to each parcel of the Real Estate that establishes that the environmental condition of the Real Estate is satisfactory to Lender; (q) A current Survey of the Kansas Plant showing the condition of the Kansas Plant disclosed on such Survey as satisfactory to Lender; (r) The Lender has received evidence satisfactory to the Lender that all installments of property taxes, special assessments, and other levies against the Real Estate and other applicable Collateral have been paid in full; (s) No Material Adverse Effect has occurred since the date of the last financial statement delivered to the Lender; (t) Lender has received a fully executed copy of the Asset Purchase Agreement for Cardinal Colwich’s acquisition of the Kansas Plant along with such ancillary documents as are required by Lender, and evidence that Cardinal Colwich has made an equity contribution of not less than $22,000,000 into the acquisition of the Kansas Plant on or prior to the Closing Date; (u) Lender has received a file-stamped copy of the final Sales Order from the Kansas court with jurisdiction over the sale of the Kansas Plant approving the sale of the Kansas Plant to Cardinal Colwich substantially under the terms of the Asset Purchase Agreement approved by Lender and otherwise free and clean of any Liens other than Permitted Liens, and the expiration of any applicable appeal periods for such final order; (v) The satisfaction of all conditions to Cardinal Colwich’s obligations under the Asset Purchase Agreement to acquire and close on its purchase of the Kansas Plant to Lender’s reasonable satisfaction; (w) Lender’s review and approval of all operations contracts, water and utility contracts, marketing contracts, sale contracts, license agreements, consents, and other contracts Loan Agreement — Page 47 relating to the Kansas Plant assumed or entered into by Cardinal Colwich, and assignments of such contracts to Lender along with associated consents to secure the Loans, including specifically (i) the assignment to Cardinal Colwich of the Water Sharing Agreement and the collateral assignment of the Water Sharing Agreement to Lender, and Evergy Kansas South, Inc.’s consent to such assignment and collateral assignment to Lender of such Water Sharing Agreement, (ii) the assignment to Cardinal Colwich of all license agreements with ICM, Inc. with respect to the operation of the Kansas Plant, including, but not limited to, that certain Owner’s License Agreement dated March 2, 2018 between ICM, Inc. and Element, LLC, and the collateral assignment of such Owner’s License Agreement to Lender, and ICM, Inc.’s consent to such assignment and collateral assignment, (iii) the assignment to Cardinal Colwich of all rail car leases, including those with AITX Leasing for 210 cars under that certain Full Service Lease Agreement dated July 16, 2018 and all Riders thereto, all between AITX Leasing and Element, LLC, and the collateral assignment to Lender of such Full Service Lease and Riders, and AITX Leasing’s consent to such assignment and collateral assignment, (iv) the assignment to Cardinal Colwich of that certain Track Lease Agreement dated December 7, 2018 between Kansas & Oklahoma Railroad, LLC and Element, LLC, and the collateral assignment of such Track Lease Agreement to Lender, and Kansas & Oklahoma Railroad, LLC’s consent to such assignment and collateral assignment, (v) the assignment to Cardinal Colwich of that certain Encroachment Easement Agreement dated January 23, 2020 between ICM, Inc. and Element, LLC, and the collateral assignment to Lender of such Encroachment Easement Agreement, and ICM, Inc.’s consent to such assignment and collateral assignment, and (vi) the assignment to Cardinal Colwich of that certain Track Modification, Use and Lease Agreement dated November 2, 2018 among Evergy Kansas South, Inc., , successor of Kansas Gas and Electric Company, ICM, Inc., and Element, LLC, and the collateral assignment of such Track Modification, Use and Lease Agreement to Lender, and Evergy Kansas South, Inc.’s and ICM, Inc.’s consent to such assignment and collateral assignment; (x) Evidence satisfactory to Lender that Cardinal Colwich has access to and ability to use sufficient water, gas, and electricity to operate the Kansas Plant to its maximum output, and such access and use extends beyond the term of the Term Loan; and (y) Such other matters as the Lender may reasonably require. In the event the Lender waives any of the foregoing conditions precedent to the initial advance, Borrower agrees to take all steps required to satisfy the same within sixty (60) days of the funding of the initial Advance and further agree that failure to do so within such sixty (60) day period shall constitute an Event of Default. Section 5.02. All Advances. As of the time of each Advance or Declining Revolving Credit Loan hereunder: (a) Each of the representations and warranties of the Borrowers set forth in Section 3.01 hereof shall be and remain true and correct as of said time, except to the extent that any such representation or warranty relates solely to an earlier date; (b) The Borrowers shall be in full compliance with all of the terms and conditions hereof, and no Default or Event of Default shall have occurred and be continuing or would occur as a result of such Borrowing; (c) Such Borrowing shall not violate any order, judgment or decree of any court or other authority or any provision of law or regulation applicable to any Lender (including, without Loan Agreement ~ Page 48 limitation, Regulation U of the Board of Governors of the Federal Reserve System) as then in effect. Each request for an Advance or Declining Revolving Credit Loan shall be deemed to be a representation and warranty by the Borrowers on the date of such Advance or Declining Revolving Credit Loan as to the facts specified in paragraphs (a) through (c) of this Section 5.02. Section 5.03. Post-Closing Matters. After the Closing Date, Borrowers shall: (a) Within ninety (90) days after the Closing Date, deliver to the Lender a consent from the counterparty of each Material Contract assigned to Lender for which a consent has not been obtained, all in form and substance acceptable to the Lender; (b) Promptly after the Closing Date, but not later than one hundred twenty (120) days after the Closing Date, obtained all required Permits to operate the Kansas Plant at maximum capacity; (c) Promptly after the Closing Date, but not later than one hundred twenty (120) days after the Closing Date, hire sufficient management and staff to operate the Kansas Plant at maximum capacity; (d) Within forty-five (45) days after the Closing Date, certificates of insurance with respect to Cardinal Colwich and the Kansas Plant meeting the requirements of this Agreement and the other applicable Loan Documents; (e) Within forty-five (45) days after the Closing Date, a current Survey of the Kansas Plant, certified to Lender and the Kansas Title Company, showing the condition of the Kansas Plant disclosed on such Survey as satisfactory to Lender, and showing no matters which would cause the Kansas Title Company to refuse to issue the endorsements to Lender’s title policy listed in subsection (g) of this Section below; and (f) Within ninety (90) days after the Closing Date, the Kansas Title Company has issued comprehensive, access, and contiguity endorsements to Lender’s title policy on the Kansas Plant. Borrowers’ failure to timely comply with the foregoing matters shall constitute an Event of Default under this Agreement. ARTICLE VI DEFAULTS AND REMEDIES Section 6.01. Events of Default. Any one or more of the following events shall constitute an event of default (each, an "Event of Default"): (a) The Borrowers shall fail to pay when due, by scheduled due date, maturity, acceleration or otherwise, any installment of principal and/or interest on any Obligation or any fee, expense or other sum owing under this Agreement or any other Loan Document; or (b) (i) If any of the representations or warranty set forth in Section 3.01 hereof shall fail to be and remain true and correct in all respects as of said time, except to the extent that any such representation or warranty relates solely to an earlier date or (ii) if any certificate, Loan Agreement — Page 49 statement, representation, warranty or audit furnished by or on behalf of the Borrowers in connection with this Agreement, including those contained herein, or as an inducement by the Borrowers to enter into, modify, extend, or renew this Agreement shall prove to be false in any material respect, or if the Borrowers shall have omitted the listing of a substantial contingent or unliquidated liability or claim against the Borrowers or, if on the date of execution of this Agreement there shall have been any materially adverse change in any of the facts disclosed by any such certificate, statement, representation, warranty or audit, which change shall not have been disclosed by the Borrowers to the Lender at or prior to the time of execution; or (c) If the Borrowers shall default in the due performance or observance of any of the covenants found in Sections 4.04, 4.06, 4.08, 4.09, 4.10, 4.11, 4.13, 4.14 or 4.16; or (d) If either Borrower shall default in the due performance or observance of any other covenant undertaken by it under the Loan Documents and such default shall not have been remedied within ten (10) days after written notice thereof by the Lender to the Borrowers; or (e) Any Borrower or Guarantor shall (i) fail to pay any Debt, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, or (ii) fail to perform or observe any term, covenant, or condition on its part to be performed or observed under any agreement or instrument relating to any such Debt, when required to be performed or observed, if the effect of such failure is to accelerate, or permit the acceleration of, the maturity of such Debt, where the affected Debt exceeds $250,000 in the aggregate; or (f) Any Borrower or Guarantor (i) generally does not pay, or is unable to pay, or admits in writing its inability to pay its debts as such debts become due; or (ii) makes an assignment for the benefit of creditors, or petition or apply to any tribunal for the appointment of a custodian, receiver, or trustee for it or for a substantial part of its assets; or (iii) commences any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) has any such petition or application filed or any such proceeding commenced against it and which remains undismissed for a period of thirty (30) days or more; or (v) takes any corporate action indicating its consent to, approval of, or acquiescence in any such petition, application, proceeding, or order for relief or the appointment of a custodian, receiver, or trustee for all or any substantial part of its properties; or (vi) suffers any such custodianship, receivership, or trusteeship to continue undischarged for a period of thirty (30) days or more; (g) Any judgment against any Borrower or Guarantor in excess of $250,000 or any attachment or other levy against the property of any Borrower or Guarantor with respect to a claim remains unpaid, stayed on appeal, undischarged, unbonded or not dismissed for a period of thirty (30) days; (h) This Agreement, the Guaranty, or any of the other Loan Documents shall cease for any reason to be in full force and effect other than by reason of any action or inaction of the Lender, or the Borrowers or Guarantors shall so assert in writing, or the security interests created by the Loan Documents shall cease to be enforceable or shall not have the priority purported to be created thereby other than by reason of any action or inaction by the Lender or the Borrowers or Guarantors shall so assert in writing, or any Guarantor revokes or attempts to revoke its Guaranty, or the Guarantor dissolves or otherwise terminates its existence without the prior consent of Lender; or Loan Agreement — Page 50

(i) There shall occur the loss, theft, substantial damage to or destruction of any portion of the Collateral which, in the reasonable judgment of the Lender, is not adequately covered by insurance actually collected or in the process of collection, or the Borrowers have not deposited with the Lender, in the manner provided for in the Loan Documents, funds which in the reasonable judgment of the Lender are sufficient to restore the Collateral to an equal or better capacity and functionality or there shall occur the exercise of the right of condemnation or eminent domain for any portion of the Collateral which by itself or with other such exercises of the right of condemnation or eminent domain has a Material Adverse Effect; or (j) The occurrence of any event or transaction or series of events or transactions in connection with or as a consequence of which (i) the voting equity interests in a Borrower entitling the holders thereof to cast more than 50% of the total votes that may be cast by all holders of such Borrower’s voting equity interests shall cease to be owned beneficially by the holder or holders of such voting stock as of the date of this Agreement, or (ii) either Borrower, or all or substantially all of the assets of such Borrower, shall be acquired by, or shall be combined with, any “person” (as defined in Section 13(d) of the Securities Exchange Act of 1934 as in effect on the date of this Agreement); or (k) Any Borrower or Guarantor transfers, sells, assigns, or conveys all or such part of its assets or property which could be reasonably expected to have a Material Adverse Effect other than in the ordinary course of such Borrower’s or Guarantor’s business consistent with past practices without the prior written consent of the Lender; or (I) The Borrowers consent to the replacement of the President, CEO, or general manager the Project or Kansas Plant without the prior written consent of the Lender, or the Lender has not approved the replacement President, CEO, or general manager; or (m) The termination, suspension or non-renewal of any Permit which causes the Project or Kansas Plant to cease operations or otherwise which could be have a Material Adverse Effect in the discretion or determination of the Lender; or (n) Either Borrower fails to perform or observe any term, covenant, or condition on its part to be performed or observed under any agreement, lease or instrument to which such Borrower is a party which results in a Material Adverse Effect; or (0) A breach by either Borrower or the occurrence of a default under any Financial Instrument Agreement or any other loan agreement, promissory note, security agreement or other agreement, contract, lease or document between such Borrower and any Lender or any affiliate or subsidiary of any Lender, beyond any applicable grace or notice and cure period; or (p) any default (after giving effect to any applicable grace period) by a Borrower occurs under any Material Contract or any Material Contract terminates for any reason without the prior written consent of the Lender; or (q) any event occurs which results in, or could be reasonably expected to result in, a Material Adverse Effect; or (r) The filing of any Liens other than Permitted Liens in excess of $250,000 individually or in the aggregate with respect to the Project and $250,000 with respect to the Kansas Plant, including mechanics’, construction, materialmens’ or similar liens, upon the Real Estate and/or against the Project or Kansas Plant which are not released or bonded against (in a Loan Agreement — Page 51 manner satisfactory to the Lender) for a period in excess of thirty (30) days after the filing date of such Lien, unless such Lien is being contested by the applicable Borrower in good faith by appropriate proceedings which prevent foreclosure and has established reserves which the Lender reasonably deems sufficient to satisfy such lien in the event of an adverse determination; or (s) Cardinal Ethanol fails in any material respect to comply with, keep or perform any of its obligations, covenants, warranties, agreements or undertakings under the contracts relating to or governing the construction of the APP Improvements, or Cardinal Ethanol suffers any condition to exist which would provide a basis for any other party to any such contract to terminate its obligations thereunder or to declare a default thereunder, and such failure or conditions continues to exist beyond any applicable grace and/or notice and cure period; or (t) The APP Improvements are not completed by the APP Completion Date, or the APP Loan Conversion fails to occur on or before the end of the APP Construction Period; or (u) The Water Sharing Agreement terminates or the volume of water available to Cardinal Colwich thereunder is reduced to a level which is insufficient for Cardinal Colwich to operate the Kansas Plant at full capacity, and such water is not replaced as in a manner approved by Lender as provided for in this Agreement. Section 6.02. Remedies. Upon the occurrence of a Default or an Event of Default, the Lender's commitments and obligations to make Loans and Advances shall automatically stop until cured or waived or until the Loans are accelerated pursuant to this Section 6.02. Upon the occurrence of an Event of Default other than an Event of Default described in Section 6.01(f) the Lender may by notice to the Borrowers, declare all of the Obligations (as well as any other Debt of the Borrowers to the Lender) then outstanding to be and become due and payable in full, together with interest thereon, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers. Upon the occurrence of an Event of Default described in Section 6.01(f) all Obligations (as well as any other Debt of the Borrowers to the Lender) then outstanding shall immediately become due and payable in full, together with interest thereon, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers. The Lender may resort to any and all security and to any remedy available under the Loan Documents or otherwise existing at law or in equity for the collection of all outstanding Obligations and the enforcement of the covenants and provisions of the Loan Documents against the Borrowers. The Lender’s resort to any remedy, shall not prevent the concurrent and subsequent employment of any joint or several remedy or claim against the Borrowers. The Lender may rescind any acceleration of the Obligations without in any way waiving or affecting its right to accelerate the Obligations in the future. Acceptance of partial payment or partial performance shall not in any way affect or rescind any acceleration of the Obligations made by the Lender. Subject to the allocation provisions of Section 2.14 above, any collections or payments made after the Lender commences collection efforts shall, after payment of all expenses relating thereto, be applied (1) first to interest and principal on the Loans, and (ii) next to any Debt owing to the Lender under any cash management or deposit account relationships with the Borrowers. In addition, upon the occurrence of a Default or Event of Default, the Lender may enter upon the Project along with the Lender’s contractors and their equipment, if allowed under applicable law, and take possession thereof, together with the Project and the APP Improvements then in the course of construction, and proceed either in its own name or in the name of Cardinal Ethanol, as the attorney-in- fact of Cardinal Ethanol (which authority is coupled with an interest and is irrevocable by Cardinal Ethanol) to complete or cause to be completed the APP Improvements, at the cost and expense of Cardinal Ethanol. If the Lender elects to complete or cause to be completed the APP Improvements, it may do so according to any plans in Lender’s possession or according to such changes, alterations or Loan Agreement — Page 52 modifications in and to such plans as the Lender may reasonably deem appropriate; and the Lender may enforce or cancel any contracts let by Cardinal Ethanol relating to construction of the APP Improvements, and/or let other contracts which in the Lender’s reasonable judgment, the Lender deems advisable; and Cardinal Ethanol shall! forthwith turn over and duly assign to the Lender, as the Lender may from time to time require, contracts not already assigned to the Lender relating to construction of the APP Improvements, blueprints, shop drawings, bonds, building permits, bills and statements of accounts pertaining to the APP Improvements, whether paid or not, and any other instruments or records in the possession of Cardinal Ethanol pertaining to the APP Improvements and/or the Project. In addition, the Lender and its contractors and agents may utilize all or any part of the labor, materials, equipment, fixtures and articles of personal property contracted for by Cardinal Ethanol, whether or not previously incorporated into the APP Improvements or Project, and the Lender may pay, settle or compromise all bills or claims which may become a Lien against the Project or APP Improvements, or any portion thereof. The Borrowers shall be liable under this Agreement to pay to the Lender, on demand, any amount or amounts reasonably expended by the Lender in so completing the APP Improvements together with any reasonable costs, charges, or expenses incident thereto or resulting therefrom (including reasonable attorneys’ fees and costs), all of which shall be secured by the Loan Documents. In the event that a proceeding is instituted against the Borrowers for recovery and reimbursement of any moneys expended by the Lender in connection with the completion of the APP Improvements, a statement of such expenditures, verified by the affidavit of an officer of the Lender, shall be prima facie evidence of the amounts so expended and of the appropriateness and advisability of such expenditures; and the burden of proving to the contrary shall be upon the Borrowers. The Lender shall have the right to apply any funds which it agrees to disburse hereunder to bring about the completion of the APP Improvements or to protect any Collateral or the perfection or priority thereof, and to pay the costs thereof; and if such money so agreed to be disbursed is insufficient, in the sole judgment of the Lender, to complete the APP Improvements or protect such Collateral, the Borrower agrees to promptly deliver and pay to the Lender such sum or sums of money as the Lender may from time to time demand for the purpose of completing the APP Improvements, protecting the Collateral or of paying any liability, charge or expense which may have been incurred or assumed by the Lender under or in performance of this Agreement or any other Loan Document, or for the purpose of completing the APP Improvements or protecting any Collateral. The Lender may apply the undisbursed amount of the Declining Revolving Credit Commitment to bring about the completion of construction of the APP Improvements, and/or protect any Collateral and to pay the costs thereof; and if such funds are insufficient, in the sole judgment of the Lender, to complete construction of the APP Improvements or protect any Collateral, the Borrowers agree to promptly deliver and pay to the Lender such sum or sums of money as the Lender may from time to time demand for the purpose of completing construction of the APP Improvements, protecting any Collateral or of paying any liability, charge or expense which may have been incurred or assumed by the Lender under or in performance of this Agreement, or for the purpose of completing construction of the APP Improvements. However, it is expressly understood and agreed that in no event shall the Lender be obligated, or liable in any way to complete the APP Improvements, protect any Collateral or to pay for the costs of construction thereof. Section 6.03. Set Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, Lender and each subsequent holder of any Note is hereby authorized by the Borrowers at any time or from time to time, without notice to the Borrowers, Guarantors, or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts, and in whatever currency denominated) and any other indebtedness at any time held or owing by the Lender or that subsequent holder to or for the credit or the account of the Borrowers whether or not matured, against and on account of the obligations and liabilities of the Borrowers to Lender or that subsequent holder under the Loan Documents, including, but not Loan Agreement — Page 53 limited to, all claims of any nature of description arising out of or connected with the Loan Documents, irrespective of whether or not (a) that Lender or that subsequent holder shall have made any demand hereunder or (b) the principal of or the interest on the Loans or Notes and other amounts due hereunder shall have become due and payable pursuant to Section 6.02 and although said obligations and liabilities, or any of them, may be contingent or unmatured. Section 6.04. Waiver, Etc. Any waiver of an Event of Default by the Lender shall not extend to or affect any subsequent Default, whether it be the same Event of Default or not, or impair any right consequent thereon. No failure or delay or discontinuance on the part of the Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power preclude any other or further exercise thereof or the exercise of any other right or power thereunder or be deemed an election of remedies or a waiver of any other right, power, privilege, option or remedy. All remedies herein and by law afforded will be cumulative and will be available to the Lender until the debt of the Borrowers hereunder is fully and indefeasibly paid. ARTICLE VII MISCELLANEOUS Section 7.01. Notices. All notices, requests, consents, and other communications directed to a party hereunder shall be in writing and shall be deemed to have been given to that party when hand delivered, delivered by next day courier or three Business Days after being mailed, postage prepaid, to the address listed on that party's signature page to this Agreement. Section 7.02. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by the Lender, all representations, warranties, agreements and statements made by the Borrowers in or under this Agreement shall survive the making of the loans provided for hereunder. All statements by the Borrowers contained in any certificate or other instrument delivered by or on behalf of the Borrowers under this Agreement shall constitute representations and warranties made by the Borrowers hereunder. Section 7.03. Binding Effect: Severability. This Agreement shall continue until the payment in full of all Obligations and the termination of all commitments on the part of Lender to extend or maintain the extension of credit to or for the benefit of the Borrowers. This Agreement shall be binding upon and inure to the benefit of the Lender and its successors and assigns and all other holders of the Notes or any part thereof, or of any other indebtedness provided for herein, and all rights conferred upon the Lender may be exercised by its successors and assigns and by all such other holders. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, such provisions shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of the Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Section 7.04. Transfer or Assignment; Participations. The Borrowers may not assign or otherwise transfer any of their respective rights or obligations under this Agreement or any Loan Document without the prior written consent of the Lender. The Lender may assign, participate or otherwise transfer any of its rights or obligations under this Agreement or any Loan Document without notice to or the consent of the Borrowers. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, each participant and, to the extent contemplated hereby, the affiliates of the Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement. Loan Agreement — Page 54

Section 7.05. Legal Fees, Other Costs and Indemnification. The Borrowers jointly and severally agree to pay the reasonable attorneys fees and disbursements of the Lender in connection with the preparation and execution of this Agreement and the other Loan Documents whether or not the transactions contemplated herein are consummated, and all reasonable appraisal, due diligence, environmental consultant fees, recording, filing, title insurance, lien search or other expenses, fees, costs and taxes incident to the entry into and negotiation of this Agreement and the Loan Documents and attaching and perfecting a lien upon the Collateral. The Borrowers also jointly and severally agree to pay the reasonable attorney's fees and disbursements of the Lender in connection with any amendment of this Agreement and the other Loan Documents and any waiver or consent related to this Agreement. The Borrowers further jointly and severally agree to pay the reasonable attorney's fees and disbursements of the Lender in connection with the enforcement of the Loan Documents and to indemnify the Lender and any security trustee and their respective directors, officers and employees, against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor, whether or not the indemnified person is a party thereto) which it may pay or incur arising out of or relating to any Loan Document or any of the transactions contemplated thereby or the direct or indirect application or proposed application of the proceeds of any Loan except as may arise from the gross negligence or willful misconduct of the party claiming indemnification. The Borrowers upon demand by the Lender, at any time, shall jointly and severally reimburse each such indemnified party for any reasonable legal or other expenses incurred in connection with investigating or defending against any of the foregoing except if the same is directly due to the gross negligence or willful misconduct of such indemnified party. Section 7.06. Amendments. Any provision of the this Agreement or any other Loan Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by (a) the Borrowers and (b) the Lender. Section 7.07. Setoffs. The Borrowers agree, to the fullest extent they may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired, may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrowers in the amount of such participation. Section 7.08. Entire Agreement. The Loan Documents constitute the entire understanding of the parties thereto with respect to the subject matter thereof and any prior or contemporaneous agreements, whether written or oral, with respect thereto are superseded hereby. The following statement is given pursuant to Nebraska law: A CREDIT AGREEMENT MUST BE IN WRITING TO BE ENFORCEABLE UNDER NEBRASKA LAW. TO PROTECT YOU (BORROWER) AND US (LENDER) FROM ANY MISUNDERSTANDINGS OR DISAPPOINTMENTS, ANY CONTRACT, PROMISE, UNDERTAKING, OR OFFER TO FOREBEAR REPAYMENT OF MONEY OR TO MAKE ANY OTHER FINANCIAL ACCOMMODATION IN CONNECTION WITH THIS LOAN OF MONEY OR GRANT OR EXTENSION OF CREDIT, OR ANY AMENDMENT OF, CANCELLATION OF, WAIVER OF, OR SUBSTITUTION FOR ANY OR ALL OF THE TERMS OR PROVISIONS OF ANY INSTRUMENT OR DOCUMENT EXECUTED IN CONNECTION WITH THIS LOAN OF MONEY OR GRANT OR EXTENSION OF CREDIT, MUST BE IN WRITING TO BE EFFECTIVE. All of the terms of the other Loan Documents are incorporated in and made part of this Agreement by reference; provided, however, that to the extent of any direct conflict between this Agreement and such other Loan Documents, this Agreement shall prevail and govern. Loan Agreement — Page 55

Section 7.09. Collateral Protection Notice. The following notice is given to Borrowers: Unless the Borrowers provide evidence of the insurance coverage required by the Borrowers’ agreement with the Lender, the Lender may purchase insurance at the Borrowers’ expense to protect the Lender's interests in the Collateral. This insurance may, but need not, protect the Borrowers’ interests. The coverage that the Lender purchases may not pay any claim that the Borrowers make or any claim that is made against the Borrowers in connection with the Collateral. The Borrowers may later cancel any insurance purchased by the Lender, but only after providing evidence that the Borrowers have obtained insurance as required by in this Agreement and the other Loan Documents. If the Lender purchases insurance for the Collateral, the Borrowers will be responsible for the costs of that insurance, including the insurance premium, interest and any other charges the Lender may impose in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Borrowers’ total outstanding balance or Obligations. The costs of the insurance may be more than the cost of insurance the Borrowers may be able to obtain on their own. Section 7.10. Governing Law. This Agreement and the other Loan Documents, and the rights and duties of the parties hereto, shall be construed and determined in accordance with the internal laws of the State of Nebraska. Section 7.11. Submission to Jurisdiction: Waiver of Jury Trial. The Borrowers hereby submit to the nonexclusive jurisdiction of the United States District Court for the District of Nebraska and of any Nebraska state court sitting in the city of Omaha for purposes of all legal proceedings arising out of or relating to this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby. The Borrowers irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. The Borrowers and Lender hereby irrevocably waive any and all right to trial by jury in any legal proceeding arising out of or relating to any Loan Document or the transactions contemplated thereby. Section 7.12. Execution in Counterparts; Faxes. This Agreement may be executed in any number of counterparts, and by the different parties on different counterparts, each of which when executed shall be deemed an original but all such counterparts taken together shall constitute one and the same instrument. This Agreement and any of the other Loan Documents may be validly executed and delivered by fax or other electronic means and by use of multiple counterpart signature pages. Section 7.13. _ USA Patriot Act Notice. Lender hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the “Act”), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow Lender to identify the Borrowers in accordance with the Act. Section 7.14. Exclusion of Consequential and Special Damages. Notwithstanding anything to the contrary in this Agreement, Lender will not be liable for, nor will any measure of damages against them include, under any theory of liability (whether legal, strict or equitable), any indirect, consequential, incidental, special or punitive damages or amounts for business interruption, loss of income, revenue, profits or savings arising out of or relating to their performance or non-performance under this Agreement or any Loan Document, and the Borrowers hereby waive any right to pursue or recover any of the foregoing damages. [signature pages to follow] Loan Agreement — Page 56

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date and year first hereinabove written. CARDINAL ETHANOL, LLC By: VY ow DALE Title: William Dartt, Chief Financial Officer CARDINAL COLWICH, LLC By *) Title: William Dartt, Treasurer Borrowers’ address for notices: 1554 North 600 E Union City, Indiana 47390 Attention: Jeff Painter, CEO Telephone: (765) 964-3137 Telefax: (765) 969-79 14 Loan Agreement — Page 37

FIRST NATIONAL BANK OF OMAHA By: (> Dwar W.Va Dioanlé Name: Chvabepher fh. Valves ce Title: Vier Pres yevr Address: 1620 Dodge Street Stop 3300 Omaha, Nebraska 68197 Attention: Amos Alstrom Telephone: 402-602-6129 Telefax: 402-602-3519 Loan Agreement — Page 58

Exhibit A COMMITMENTS Term Loan Lender Revolving Credit Declining Lender's Total Loan Commitments | Revolving Credit Commitment Loan Commitment First National Bank $20,000,000 $39,000,000 $22,000,000 $81,000,000 of Omaha Loan Agreement — Exhibit A DB03/0807492.0021/9963479.8MD02

Exhibit B-1 REVOLVING CREDIT NOTE $20,000,000 January 31, 2024 For value received, the undersigned, CARDINAL ETHANOL, LLC, an Indiana limited liability company (the “Borrower", promises to pay to the order of FIRST NATIONAL BANK OF OMAHA, a national banking association (the "Lender", which term shall include any subsequent holder hereof), in lawful money of the United States of America, at such address as is required by the Lender, the principal sum of Twenty Million and No/100 Dollars ($20,000,000.00) or, if different, the principal amount outstanding under Section 2.01(a)(i) of the Credit Agreement referred to below. This Revolving Credit Note (the "Note") is the Revolving Credit Note referred to in, is issued pursuant to, and is subject to the terms and conditions of, the Second Amended and Restated Construction Loan Agreement, dated on or about the date hereof, among the Borrower and Cardinal Colwich, LLC, as Borrowers, and the Lender (as the same may be amended, renewed, restated, replaced, consolidated or otherwise modified from time to time (the "Credit Agreement"). This Note is a continuation of the Revolving Credit Notes under the Current Credit Agreement, and is not a novation thereof. To the extent of any conflict between the terms and conditions of this Note and the terms and conditions of the Credit Agreement, the terms and conditions of the Credit Agreement shall prevail and govern. Capitalized terms used but not defined in this Note have the meanings given to them in the Credit Agreement. Interest shall accrue on the outstanding principal balance of this Note as provided in the Credit Agreement. Principal, interest and all other amounts, if any, payable in respect of this Note shall be payable as provided in the Credit Agreement. This Note is secured by the Collateral defined in the Credit Agreement and the other Loan Documents and is supported by the Guaranties defined in the Credit Agreement. Reference is hereby made to such Loan Documents for a description of the collateral thereby warranted, bargained, sold, released, conveyed, assigned, transferred, pledged and hypothecated, the nature and extent of the security for this Note, the rights of the holder of this Note, and the Lender in respect of such security and otherwise. The termination of the Credit Agreement or the occurrence of an Event of Default shall entitle the Lender, consistent with the terms of the Credit Agreement, to declare the then outstanding principal balance hereof, all accrued interest thereon, and all other amounts, if any, payable in respect of this Note to be, and the same shall thereupon become, immediately due and payable without notice to or demand on the Borrower, all of which the Borrower waives. Time is of the essence with respect to this Note. To the fullest extent permitted by applicable law, the Borrower, for itself and its successors and assigns, waives presentment, demand, protest, notice of dishonor, and any and all other notices, demands and consents in connection with the delivery, acceptance, performance, default or enforcement of this Note, and consent to any extensions of time, renewals, releases of any parties to or guarantors of this Note, waivers and any other modifications that may be granted or consented to by the Lender from time to time in respect of the time of payment or any other provision of this Note. This Note shall be governed by the laws of the State of Nebraska, without regard to any choice of law rule thereof giving effect to the laws of any other jurisdiction. Loan Agreement — Exhibit B-1

IN WITNESS WHEREOF, the Borrower has executed and delivered this Note as of the date first above written. CARDINAL ETHANOL, LLC By: Title Loan Agreement — Exhibit B-1

Exhibit B-2 DECLINING REVOLVING CREDIT NOTE $39,000,000 January 31, 2024 For value received, the undersigned, CARDINAL ETHANOL, LLC, an Indiana limited liability company (the “Borrower"), promises to pay to the order of FIRST NATIONAL BANK OF OMAHA (the "Lender"; which term shall include any subsequent holder hereof), in lawful money of the United States of America, at such address as is required by the Lender, the principal sum of Thirty-Nine Million and No/100 Dollars ($39,000,000.00), or, if different, the principal amount outstanding under Section 2.01(a)(ii) of the Credit Agreement referred to below. This Declining Revolving Credit Note (the "Note") is the Declining Revolving Credit Note referred to in, is issued pursuant to, and is subject to the terms and conditions of, the Second Amended and Restated Construction Loan Agreement, dated on or about the date hereof, among the Borrower and Cardinal Colwich, LLC as Borrowers, and the Lender (as the same may be amended, renewed, restated, replaced, consolidated or otherwise modified from time to time (the "Credit Agreement"). This Note is a continuation of the Declining Revolving Credit Notes under the Current Credit Agreement, and is not a novation thereof. To the extent of any conflict between the terms and conditions of this Note and the terms and conditions of the Credit Agreement, the terms and conditions of the Credit Agreement shall prevail and govern. Capitalized terms used but not defined in this Note have the meanings given to them in the Credit Agreement. Interest shall accrue on the outstanding principal balance of this Note as provided in the Credit Agreement. Principal, interest and all other amounts, if any, payable in respect of this Note shall be payable as provided in the Credit Agreement, including the refinance of this Note with the APP Term Loan on the APP Loan Conversion as provided for in the Credit Agreement. This Note is secured by the Collateral defined in the Credit Agreement and the other Loan Documents and is supported by the Guaranties defined in the Credit Agreement. Reference is hereby made to such Loan Documents for a description of the collateral thereby warranted, bargained, sold, released, conveyed, assigned, transferred, pledged and hypothecated, the nature and extent of the security for this Note, the rights of the holder of this Note, and the Lender in respect of such security and otherwise. The termination of the Credit Agreement or the occurrence of an Event of Default shall entitle the Lender, consistent with the terms of the Credit Agreement, to declare the then outstanding principal balance hereof, all accrued interest thereon, and all other amounts, if any, payable in respect of this Note to be, and the same shall thereupon become, immediately due and payable without notice to or demand on the Borrower, all of which the Borrower waives. Time is of the essence with respect to this Note. To the fullest extent permitted by applicable law, the Borrower, for itself and its successors and assigns, waives presentment, demand, protest, notice of dishonor, and any and all other notices, demands and consents in connection with the delivery, acceptance, performance, default or enforcement of this Note, and consent to any extensions of time, renewals, releases of any parties to or guarantors of this Note, waivers and any other modifications that may be granted or consented to by the Lender from time to time in respect of the time of payment or any other provision of this Note. Loan Agreement — Exhibit B-2

This Note shall be governed by the laws of the State of Nebraska, without regard to any choice of law rule thereof giving effect to the laws of any other jurisdiction. Loan Agreement — Exhibit B-2

IN WITNESS WHEREOF, the Borrower has executed and delivered this Note as of the date first above written. CARDINAL ETHANOL, LLC By: Title Loan Agreement — Exhibit B-2

Exhibit B-3 TERM NOTE $22,000,000.00 January 31, 2024 For value received, the undersigned, CARDINAL COLWICH, LLC, a Kansas limited liability company (“Borrower’’), promises to pay to the order of FIRST NATIONAL BANK OF OMAHA (the “Lender”, which term shall include any subsequent holder hereof), in lawful money of the United States of America, the principal sum of Twenty-Two Million and No/100 Dollars ($22,000,000.00) or, if different, the principal amount outstanding under Section 2.01 of the Loan Agreement referred to below. This Term Note (the “Note”) is the Term Note referred to in, is issued pursuant to, and is subject to the terms and conditions of, the Second Amended and Restated Construction Loan Agreement, dated of even date with this Note, by and among the Borrower and Cardinal Ethanol, LLC, as Borrowers, and the Lender, as the same may be amended, renewed, restated, replaced, consolidated, or otherwise modified from time to time (the “Loan Agreement”). To the extent of any conflict between the terms and conditions of this Note and the terms and conditions of the Loan Agreement, the terms and conditions of the Loan Agreement shall prevail and govern. Capitalized terms used but not defined in this Note have the meanings given to them in the Loan Agreement. Interest shall accrue on the outstanding principal balance of this Note as provided in the Loan Agreement. Principal, interest, fees, and all other amounts, if any, payable in respect of this Note shall be payable at the rates and at such times and in such manner as provided in the Loan Agreement. The Borrower’s right, if any, to prepay this Note is subject to the terms and conditions of the Loan Agreement. The termination of the Loan Agreement or the occurrence of an Event of Default shall entitle the Lender, at its option, to declare the then outstanding principal balance hereof, all accrued interest thereon, and all other amounts, if any, payable in respect of this Note to be, and the same shall thereupon become, immediately due and payable without notice to or demand on the Borrower, all of which Borrower hereby waives. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the Lender shall operate as a waiver of such rights. Time is of the essence with respect to this Note. To the fullest extent permitted by applicable law, Borrower, for itself and its successors and assigns, waives presentment, demand, protest, notice of dishonor, and any and all other notices, demands and consents in connection with the delivery, acceptance, performance, default or enforcement of this Note, and consents to any extensions of time, renewals, releases of any parties to or guarantors of this Note, waivers and any other modifications that may be granted or consented to by the Lender from time to time in respect of the time of payment or any other provision of this Note. This Note is secured by the Collateral defined in the Loan Agreement and the other Loan Documents and is supported by the Guaranties defined in the Loan Agreement. Reference is hereby made to such Loan Documents for a description of the collateral thereby warranted, bargained, sold, released, conveyed, assigned, transferred, pledged and hypothecated, the nature and extent of the security for this Note, the rights of the holder of this Note, and the Lender in respect of such security and otherwise. THIS NOTE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEBRASKA, WITHOUT REGARD TO ANY CHOICE OF LAW RULE THEREOF GIVING EFFECT TO THE LAWS OF ANY OTHER JURISDICTION. [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Borrowers have executed and delivered this Note as of the date first above written. CARDINAL COLWICH, LLC By: Title: Loan Agreement — Exhibit B-3

Exhibit C Permitted Liens Original Filing Location of Secured Party Debtor Collateral Number Filing 202212063007502 | Indiana Dansico US Cardinal Dansico enzyme inventory Secretary of Inc. — Ethanol, LLC consigned to Debtor State Genencor Division Loan Agreement — Exhibit C

Exhibit D COMPLIANCE CERTIFICATE This Compliance Certificate, dated as of (the “Certificate”), is delivered pursuant to Section 4.12(f) of the Second Amended and Restated Construction Loan Agreement, dated as of January 31, 2024 (the “Credit Agreement”), among Cardinal Ethanol, LLC and Cardinal Colwich, LLC (collectively, the "Borrower") and First National Bank of Omaha (the "Lender"), as the same may be amended from time to time. Capitalized terms used but not defined in this Certificate have the meanings given to them in the Credit Agreement. The undersigned certifies as follows: 1. The undersigned is the President, controller or treasurer of the Borrowers and is authorized to execute and deliver this certificate on their behalf. 2. Attached are the financial statements of the Borrowers as of and for the period and for the fiscal year-to-date ended on (the "Current Financials"). 3. The Current Financials have been prepared in accordance with GAAP and otherwise in accordance with the terms of the Credit Agreement. 4. Events of Default (check one): The undersigned does not have knowledge of the occurrence of a Default or Event of Default under the Credit Agreement. The undersigned has knowledge of the occurrence of a Default or Event of Default under the Credit Agreement and attached hereto is a statement of the facts with respect thereto. 5. Financial Covenants: (a) Pursuant to Section 4.08 of the Credit Agreement, as of , the Borrowers’ Working Capital was $ , which [satisfies] [does not satisfy] the requirement in such Section that, beginning on ,20__, and at all times thereafter, the Borrowers maintain an excess of current assets over current liabilities (plus the Maximum Availability at such time) of not less than $25,000,000. (b) Pursuant to Section 4.09 of the Credit Agreement as of the fiscal quarter ending , Borrowers’ Working Capital is $ , and the [Fixed Charge Coverage Ratio/Debt Service Coverage Ratio], for the fiscal quarter then ended, was__ to 1, which [satisfies] [does not satisfy] the requirement in such Section that Loan Agreement — Exhibit D such ratio not exceed 1.15 to 1 if the Fixed Charge Coverage Ratio is applicable (when Borrowers’ Working Capital is less than $35,000,000) and 1.25 to 1 if the Debt Service Coverage Ratio is applicable (when Borrowers’ Working Capital is equal to or more than $35,000,000). (c) Pursuant to Section 4.10 of the Credit Agreement, for the fiscal year-to- date period ending , the Borrowers have made capital expenditures in an aggregate amount of $ , which [satisfies] [does not satisfy] the requirement in such Section that the Borrowers not make any expenditures for fixed or capital assets if, after giving effect thereto, the aggregate of all such expenditures by the Borrowers exceeds $10,000,000. (d) Pursuant to Section 4.13 of the Credit Agreement the Borrowers are restricted from incurring any Debt other than the Permitted Debt. Subsection (e) of the definition of Permitted Debt permits Debt for Borrowed Money in an aggregate principal amount outstanding at any time not to exceed $250,000. The Borrowers have Debt for Borrowed Money under Subsection (e) of the definition of Permitted Debt outstanding in the sum of $ which is [in compliance with] [is not in compliance with] such Subsection as of the fiscal quarter ending 6. Attached hereto are all relevant facts in reasonable detail to evidence, and the computations of the financial covenants referred to above. These computations were made in accordance with GAAP applied on a basis consistent with the accounting principles reflected in the annual financial statements delivered to the Lender dated as of 7. Borrowers [are in compliance with] [is not in compliance with] each Borrower's Risk Management Policy approved by the Lender. [If not in compliance, add: Attached hereto is a statement of the facts with respect to a Borrower's noncompliance with such Risk Management Policy and the plans such Borrower has developed to rectify such noncompliance. ] 8. This Certificate may be conclusively relied upon by the Lender. This Certificate may be validly executed and delivered by fax or other electronic means, and by use of multiple counterpart signature pages. [signature page(s) to follow] Loan Agreement — Exhibit D

IN WITNESS WHEREOF, the undersigned have executed and delivered this Certificate as of the date first written above. CARDINAL ETHANOL, LLC By: Name: Title: CARDINAL COLWICH, LLC By: Name: Title: Loan Agreement — Exhibit D

Exhibit E BORROWING BASE CERTIFICATE This Borrowing Base Certificate (the “Certificate”) is delivered pursuant to Section 4.12(c) of the Second Amended and Restated Construction Loan Agreement, dated as of January 31, 2024 (the “Credit Agreement”), between Cardinal Ethanol, LLC (“Cardinal Ethanol”) and Cardinal Colwich, LLC (collectively, the "Borrower") and First National Bank of Omaha (the "Lender"), as the same may be amended from time to time. Capitalized terms used but not defined in this Certificate have the meanings given to them in the Credit Agreement. The undersigned certifies that he or she is the President, treasurer, corporate controller or other officer of Cardinal Ethanol and, as such, is authorized to execute and deliver this Certificate on behalf of Borrower, and that the Borrowing Base for Borrower, at the end of the date indicated above, is $ , and that the such Borrowing Base was determined as set forth in the spreadsheet attached hereto as Exhibit A to this Certificate. This Certificate is delivered to and may be conclusively relied upon by the Lender. IN WITNESS WHEREOF, the undersigned has executed this certificate on behalf of Cardinal Ethanol on ,20_-.. CARDINAL ETHANOL, LLC Loan Agreement —Exhibit E

Schedule 3.01(f) (Litigation) Cardinal Ethanol: None Cardinal Colwich: The Kansas Plant was acquired from Creative Planning Business Alliance, LLC (successor by merger of Alliance Management, LLC) as receiver of Element, LLC under an Asset Purchase Agreement dated October 23, 2023 (the “Purchase Agreement”). The receivership is pending in the District Court of Sedgwick, County, Kansas (the “Court”) in the case styled Compeer Financial, FLCA, Plaintiff, v. Element, LLC, et al., as Case No. 2023-CV-000694-CM. Pursuant to that certain Order and Decree Authorizing Sale of Receivership Property issued by the Court on December 1, 2023 (the “Sales Order”), the Court ordered the sale of the Purchased Assets (as defined in the motion underlying the Sales Order) in accordance with and under the terms of the Purchase Agreement. The Court further ordered that upon the closing of the Purchase Agreement, the transfer of the Purchased Assets to Cardinal Colwich will vest fee simply title to such Purchased Assets in Cardinal Colwich, free and clear of all liens, claims, rights, titles or interests and the assumption of Assumed Liabilities by Cardinal Colwich, including the Assigned Contracts (as such terms are defined in the motion underlying the Sales Order), will constitute the legal, valid, and effective delegation of such Assumed Liabilities and divests Element, LLC of any interest in such Assigned Contracts. Loan Agreement -Schedule 3.01()

Schedule 3.01 (Solvency Certificate) CERTIFICATE REGARDING SOLVENCY The undersigned, as a duly authorized officer of Cardinal Ethanol, LLC (“Cardinal Ethanol”) and Cardinal Colwich, LLC (“Cardinal Colwich” and with Cardinal Ethanol, collectively, “Borrowers”) familiar with the financial condition, business and affairs of Borrowers, hereby gives this certificate on behalf of the Borrowers in his/her capacity as such officer, to induce Lender to consummate certain financial accommodations with Borrowers pursuant to the terms of the Second Amended and Restated Construction Loan Agreement, dated as of the date hereof, among Borrowers and Lender (the “Loan Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement. The undersigned hereby certifies that: 1. The undersigned is the President and CEO of each Borrower and is authorized and empowered to issue this certificate for and on behalf of Borrowers; 2. He is familiar with the business and financial affairs of each Borrower, including, without limiting the generality of the foregoing, the transactions contemplated by the Loan Agreement and the other Loan Documents and all of the matters hereinafter described. 3. He has reviewed the reports and financial statements of each Borrower delivered to the Lender (collectively, the “Financial Reports”); and he is familiar with the process through which such financial reports and statements were generated. 4. The Financial Reports accurately present the financial condition, results of operations, and changes in cash flows of Borrowers for the periods covered thereby, based on the assumptions set forth therein, which assumptions are reasonable based on historical experience and presently known facts. The practices followed in preparing the Financial Reports do not materially differ from practices followed by Borrowers in the preparation of Financial Reports previously submitted to the Lender. 5. No material adverse change has occurred in either Borrower’s financial condition, operations or prospects since the date of such Financial Reports. 6. On and as of the date hereof, both before and after giving effect to the consummation of the transactions contemplated by the Loan Agreement and the other Loan Documents, each Borrower (i) is and will be Solvent (as defined below); (ii) is and will continue to be able to pay its debts as they mature; and (iii) has and will continue to have capital sufficient (and will not be left with unreasonably small capital) to conduct its business and all businesses in which it is engaged. “Solvent” means that (x) each Borrower will have assets with a present fair saleable value greater than the amount of its total liabilities (including contingent liabilities); (y) the sum of each Borrower’s assets at book value exceeds the sum of its debts; and (z) on each Borrower’s balance sheet, the sum of its assets exceeds the sum of its liabilities. In making this statement the undersigned has considered the current and anticipated future capital requirements of Borrowers for the current and currently anticipated future conduct of the business of Borrowers, based upon presently known facts. 7. The transactions contemplated by the Loan Agreement and the other Loan Documents are not being entered into with an intent on the part of Borrowers to hinder, delay or defraud its present or future creditors. In making this statement the undersigned has considered the current and anticipated Loan Agreement —Schedule 3.01 (p)

future capital requirements of Borrowers for the current and currently anticipated future conduct of the business of Borrowers, based upon presently known facts. 8. The Loan Agreement and the other Loan Documents are being entered into by Borrowers in good faith, and the obligations incurred thereunder and the security interests granted thereunder were incurred and granted in exchange for fair equivalent value. 9. Neither Borrower intends to incur, nor does it believe it will incur, debts beyond its ability to pay as such debts mature. 10. All trade and other accounts payable of Borrowers are being paid in accordance with their terms, and the consummation of the transactions contemplated under the Loan Agreement and other Loan Documents to occur on the Closing Date will not impair the ability of each Borrower to pay its trade and other accounts payable in accordance with their terms. 11. Neither Borrower contemplates filing a petition in bankruptcy or for reorganization under the federal Bankruptcy Code, nor does the undersigned have any knowledge of any threatened bankruptcy or insolvency proceedings against either Borrower. 12. The undersigned hereby acknowledges that the Lender has relied upon the statements contained herein, and consents to such reliance. IN WITNESS WHEREOF, the undersigned has executed this certificate in his aforesaid capacity this 31 day of January, 2024. By: Name: Title: Loan Agreement —-Schedule 3.01(p)

Schedule 3.01(q) (Affiliates) Cardinal Ethanol, LLC: Cardinal Colwich, LLC, Cardinal Ethanol Export Sales, Inc. and Cardinal One Carbon Holdings, LLC Cardinal Colwich, LLC: Cardinal Ethanol, LLC and Cardinal Ethanol Export Sales, Inc. Cardinal Ethanol Export Sales, Inc.: Cardinal Ethanol, LLC and Cardinal Colwich, LLC. Loan Agreement —Schedule 3.01(q)

Schedule 3.01(t)
(Permits)

Permits Relating to the Project:

1. Final Permit to Install and Operate issued by the Indiana Department of Environmental Management, Division of Air Pollution Control – Permit No: 135-27068-00033 dated November 20, 2008.

2. National Pollution Discharge Elimination System ("NPDES"), including (i) a NPDES Storm Water Association with Industrial Activity and (ii) NPDES Discharge of Process, Non-Contact Water – IDEM Permit No: IN0063177 dated October 14, 2008.

3. Alcohol and Tobacco Tax and Trade Bureau – Alcohol Fuel Permit No. AFP-IN-15052 dated October 28, 2008.

4. Risk Management Plan – EPA Facility ID# 100000204263.

5. Spill Prevention, Control and Countermeasure Plan – Integrated Contingency Plan certified by Terrin B. Torvik, PE License #PE10606043.

6. Industrial Stormwater Coverage Issued by Indiana Department of Environmental Management – IDEM Permit No: IN R230265 dated July 23, 2008.

7. Aboveground Storage Tank Permits, issued by Indiana Department of Environmental Management.

8. Stormwater Pollution Prevention Plan for Construction Activities and Stormwater Pollution Plan for Industrial Activities – Integrated Contingency Plan.

9. Indiana Grain Buyers License #893 dated July 9, 2008.

10. Indiana Commercial Feed License # 229719, expiring December 31, 2013.

11. Indiana Registered Retail Merchant Certificate, Control Number 130097434623, dated March 2, 2013.

12. U.S. Department of Transportation Hazardous Materials Registration, number 052311 559 074TV dated May 23, 2011.

13. Bio-Terrorism Registration # 16089677704, dated June 20, 2012 and updated November 17, 2012.

Permits Relating to the Kansas Plant:

1. Stormwater Pollution Prevention Plan for Industrial Activities.

Loan Agreement –Schedule 3.01(t)

Kansas Water Pollution Control Permit and Authorization to Discharge under the National Pollution Discharge Elimination System ("NPDES") Kansas Permit No. I-AR24-PO06 and Federal Permit No. KS0081329. Aboveground Storage Tank Permits, issued by Kansas Department of Health & Environment. Risk Management Plan — EPA Facility ID# 100000096889. Initial Class I Air Emission Source Operating Permit Loan Agreement Schedule 3.01(t)

Schedule 3.01(u)
(Assignments and Consents of Material Contracts)

1. Assignment of Gas Service Agreement dated April ___, 2007 from Cardinal Ethanol to First National Bank of Omaha and the Consent and Agreement of Ohio Valley Gas Corporation dated April 30, 2007.

2. Assignment of Permits dated December 19, 2006 from Cardinal Ethanol to First National Bank of Omaha.

3. Assignment of ICM License Agreement dated December 19, 2006 from Cardinal Ethanol to First National Bank of Omaha and the ICM Consent and Agreement of ICM, Inc. dated January 30, 2007.

4. Assignment of Supply Agreement dated February 16, 2009 from Cardinal Ethanol to First National Bank of Omaha and the Consent and Agreement of Dansico US, Inc.

5. Assignment of Risk Management Agreement dated August 14, 2007 from Cardinal Ethanol to First National Bank of Omaha assigning that certain Risk Management Agreement dated July 16, 2007 between Cardinal Ethanol and John Stewart & Associates.

6. Assignment of Ethanol Purchase and Marketing Agreement dated January ___, 2007 from Cardinal Ethanol to First National Bank of Omaha assigning that certain Ethanol Purchase and Sale Agreement dated December 20, 2006 (the "Agreement") between Cardinal Ethanol and Murex, N.A., Ltd. and amended July 6, 2009, November, 22, 2011, July 27, 2018 and September 9, 2022.

7. Assignment of Indiana Michigan Power Service Contracts dated May 16, 2007 from Cardinal Ethanol to First National Bank of Omaha.

8. Assignment of DDGS Marketing Agreement dated December 19, 2006 from Cardinal Ethanol to First National Bank of Omaha and Consent from CHS, Inc.

9. Assignment of Carbon Dioxide Purchase and Sale Agreement dated March 8, 2010 between Cardinal Ethanol and Epco Carbon Dioxide Products and amended November 22, 2011, April 30, 2020 and June 1, 2021 and assigned to Air Products Supply.

10. Assignment of Railroad Car Lease Agreement dated ____________, 2013 from Cardinal Ethanol and Consent from Trinity Industries Leasing Company.

11. Assignment of Energy Management Services Agreement dated April 1, 2015 between Cardinal Ethanol and Capstone Energy Services, LLC.

12. Assignment of APP License Agreement dated January 20, 2022 between Cardinal Ethanol and ICM, Inc.

13. Assignment of Consulting Agreement dated July 22, 2014 between Cardinal Ethanol and Commodities Ingredients Hedging.

Loan Agreement –Schedule 3.01(u)

Kansas: Assignment of Owners License Agreement dated March 2, 2018 between ICM, Inc. and Element, LLC assigned to Cardinal Colwich amended on December 16, 2020 and March 25, 2022. Assignment of Track Lease Agreement dated December 7, 2018 between Kansas & Oklahoma Railroad, LLC and Element, LLC assigned to Cardinal Colwich. Assignment of Full Service Lease Agreement dated July 16, 2018 between The Andersons, Inc. and Element, LLC assigned by The Andersons to AITX Leasing and Element to Cardinal Colwich and all Riders thereto as amended on January , 2024. Assignment of Encroachment Easement Agreement dated March 2, 2018 between ICM, Inc. and Cardinal Colwich via assignment from Element, LLC. Assignment of Track Modification Use and Lease Agreement dated January 23, 2020, between ICM, Inc. and Cardinal Colwich via assignment from Element, LLC. Assignment of the Water Sharing Agreement dated February 28, 2018 between Kansas Gas and Electric (now Evergy Kansas Central, Inc.) and Cardinal Colwich via assignment from Element, LLC as amended on January __ 2024. Loan Agreement -Schedule 3.01(u)

Schedule 3.01(u)(i) (Management Contracts) Project: 1. License Agreement dated on or about December 14, 2006 between Cardinal Ethanol and ICM, Inc. 2. Risk Management Agreement dated July 16, 2007 between Cardinal Ethanol and John Stewart & Associates. 3. Intellifuel Software Sublicense Agreement dated April 13, 2012 from Intellifuels Systems, Inc., as sublicensor, to Cardinal Ethanol as sublicensee. 4. Energy Management Services Agreement dated April 1, 2015 between Cardinal Ethanol and Capstone Energy Services, LLC. 5. APP License Agreement dated January 20, 2022 between Cardinal Ethanol and ICM, Inc. 6. Consulting Agreement dated July 22, 2014 between Cardinal Ethanol and Commodities Ingredients Hedging. Kansas Plant: 1. Owners License Agreement dated March 2, 2018 between ICM, Inc. and Element, LLC assigned to Cardinal Colwich amended on December 16, 2020 and March 25, 2022. Loan Agreement —Schedule 3.01(w)(i)

Schedule 3.01(u)(ii) (Supply Contracts) Project: None Kansas Plant: None - Loan Agreement -Schedule 3.01(u){ii)

Schedule 3.01(u)(iii) (Sales and Marketing Contracts) Project: 1. Carbon Dioxide Purchase and Sale Agreement dated March 8, 2010 between Cardinal Ethanol and Epco Carbon Dioxide Products and amended November 22, 2011, April 30, 2020 and June 1, 2021 and assigned to Air Products Supply. 2. Ethanol Purchase and Sale Agreement dated December 20, 2006 (the “Agreement”) between Cardinal Ethanol and Murex, N.A., Ltd. and amended July 6, 2009, November, 22, 2011, July 27, 2018 and September 9, 2022. 3. Distiller’s Grain Marketing Agreement dated December 13, 2006 (the “Agreement”) between Cardinal Ethanol and CHS, Inc. Kansas Plant: None Loan Agreement —Schedule 3.01 (u) (iii)

Schedule 3.01(u)(iv) (Transportation Contracts) Project: 1. Railroad Car Lease Agreement dated July 9, 2008 (the “Agreement”) between Cardinal Ethanol and Trinity Industries Leasing Company and amendment to rider 1 the Agreement effective November 6, 2008. Kansas Plant: 1. Track Lease Agreement dated December 7, 2018 between Kansas & Oklahoma Railroad, LLC and Cardinal Colwich via assignment from Element, LLC. 2. Full Service Lease Agreement dated July 16, 2018 between The Andersons, Inc. and Element, LLC assigned by The Andersons to AITX Leasing and Element to Cardinal Colwich and all Riders thereto as amended on January , 2024. 3. Grant of Limited Easement for Vehicular Access dated March 2, 2018 between ICM, Inc. and Cardinal Colwich via assignment from Element, LLC. 4. Track Modification Use and Lease Agreement dated November 2, 2018 between Kansas Gas and Electric (now Evergy Kansas Central, Inc.) and Cardinal Colwich via assignment from Element, LLC. Loan Agreement —Schedule 3.01 (u)(iv)

Schedule 3.01(u)(v) (Utility Contracts) 1. Long-Term Transportation Service Contract for Redelivery of Natural Gas dated March 20, 2007 and that certain Agreement to Extend and Modify Gas Distribution System dated March 19, 2007, both between Cardinal Ethanol and Ohio Valley Gas Corporation. 2. One contract dated April 18, 2007, between Cardinal Ethanol and Indiana Michigan Power Company for the provision of electricity to the Project. 3. The Water Sharing Agreement dated February 28, 2018 between Kansas Gas and Electric (now Evergy Kansas Central, Inc.) and Cardinal Colwich via assignment from Element, LLC as amended on January __ 2024. Loan Agreement —Schedule 3.01 (u)(v) DB03/0807492.0021/9963479.8MD02